UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COLONY STARWOOD HOMES
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF

2017 ANNUAL MEETING OF

SHAREHOLDERS

AND

PROXY STATEMENT

March 31, 2017

Dear Fellow Shareholders:

On behalf of the Board of Trustees of Colony Starwood Homes, I invite you to attend our 2017 Annual Meeting of Shareholders at 11:00 am local (Mountain) time on May 15, 2017 at our corporate headquarters, 8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona 85255. The Notice of Annual Meeting and Proxy Statement that follow describe the business we will conduct at the Annual Meeting of Shareholders.

We welcome the opportunity to present you with the information contained in this Proxy Statement, and we hope that, after you review it, you will vote (either in person or by proxy) in accordance with our Board of Trustees’ recommendations. Your vote is important to us and our business.

If you are voting by proxy, please submit your proxy as soon as possible to ensure your vote is recorded at the Annual Meeting of Shareholders. You may submit your proxy by telephone, over the internet or – if you have requested paper copies of our proxy materials by mail – by signing, dating and returning the proxy card in the envelope provided.

On behalf of the Board of Trustees and employees of Colony Starwood Homes, we appreciate your continued support.

Sincerely,

Frederick C. Tuomi

Chief Executive Officer

Colony Starwood Homes ・8665 E. Hartford Drive, Suite 200 ・ Scottsdale, AZ 85255

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

WHEN:

Monday, May 15, 2017

11:00 a.m. local (Mountain) time

WHERE:

Colony Starwood Homes

8665 E. Hartford Drive

Scottsdale, Arizona 85255

ITEMS OF BUSINESS:

1.	the election of the fourteen trustees, each to serve until the 2018 annual meeting of shareholders and until his or her successor is duly elected and qualifies;
2.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the calendar year ending December 31, 2017;
3.	the approval of the Colony Starwood Homes 2017 Employee Share Purchase Plan;
4.	the approval of an amendment to the Colony Starwood Homes Equity Plan, which would increase the number of common shares reserved for issuance thereunder by 2,500,000;
5.	the approval, on an advisory basis, of our executive compensation, as more fully disclosed in the accompanying proxy statement; and
6.	the transaction of such other business as may properly come before the 2017 annual meeting of shareholders (the “Annual Meeting”) or any adjournment or postponement thereof.

The Proxy Statement following this Notice of Annual Meeting of Colony Starwood Homes, a Maryland real estate investment trust, describes these matters in detail.  We have not received notice of any other proposals to be presented at the Annual Meeting.

The Board of Trustees of Colony Starwood Homes established the close of business on March 17, 2017 as the record date for the Annual Meeting.  Accordingly, holders of record of common shares of beneficial interest in Colony Starwood Homes at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.

Please authorize your proxy promptly by telephone, over the internet or, if you have requested paper copies of our proxy materials, by mail, by signing, dating and returning the proxy card in the envelope provided.  Authorizing a proxy to vote your shares prior to the Annual Meeting will not prevent you from changing your vote in person if you choose to attend the meeting.  Further, any proxy may be revoked at any time prior to the Annual Meeting. If your shares are held by a broker, bank or other nominee, please follow their instructions to authorize your proxy.

By Order of the Board of Trustees of Colony Starwood Homes,

Ryan A. Berry

Executive Vice President, General Counsel and

Corporate Secretary

Scottsdale, Arizona

March 31, 2017

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2017

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com

8665 East Hartford Drive, Suite 200 - Scottsdale, Arizona 85255

PROXY STATEMENT

March 31, 2017

2017 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement and related proxy materials are being made available to shareholders of Colony Starwood Homes, a Maryland real estate investment trust (the “Company,” “we,” “our” or “us”), for use at the 2017 annual meeting of shareholders (the “Annual Meeting”) to be held on May 15, 2017, at 11:00 a.m., local (Mountain) time, at 8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona 85255 and any adjournments or postponements thereof.  Proxies are solicited to give all shareholders of record at the close of business on March 17, 2017 (the “Record Date”) an opportunity to vote on matters properly presented at the Annual Meeting.  The mailing address of our principal executive offices is Colony Starwood Homes, 8665 East Hartford Drive, Scottsdale, Arizona 85255.

Pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (a “Notice”) to our shareholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice.  All shareholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail.  Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis.  We intend to make this Proxy Statement available on the internet on or about March 31, 2017.  We intend to mail this Proxy Statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about March 31, 2017 or within three business days of such request.

THE ANNUAL MEETING AND VOTING
QUORUM, ABSTENTIONS AND BROKER NON-VOTES

The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting on any matter to be considered at the Annual Meeting constitutes a quorum to transact business at the Annual Meeting. Shareholders who abstain from voting and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker, bank or other custodian properly executes and returns a proxy but the beneficial owner of the shares does not provide voting instructions to the broker, bank or other custodian with respect to a proposal on which the broker, bank or other custodian does not have discretionary authority to vote.

For Proposals 1, 2 and 5, shareholders who abstain from voting and broker non-votes will not affect the outcome of such vote, because abstentions and broker non-votes do not count as votes cast for such proposals. For Proposals 3 and 4, shareholders who abstain from voting will affect the outcome of such vote, because abstentions will have the same effect as votes cast against such proposals under current New York Stock Exchange (“NYSE”) rules. For proposals 3 and 4, broker non-votes will not affect the outcome of such vote, because broker non-votes do not count as votes cast for such proposals.

WHO CAN VOTE

Holders of our common shares at the close of business on March 17, 2017 are entitled to receive notice of and to vote at the Annual Meeting.  As of that date, there were 113,078,115 common shares outstanding and entitled to vote.  Each outstanding common share of beneficial interest is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE
You may authorize a proxy to vote on your behalf at the Annual Meeting through any of the following methods:

Vote your shares by proxy by calling (800) 776-9437 in the United States or (718) 921-8500 from foreign countries, 24-hours a day, seven days a week until 11:59 p.m. Eastern time on May 14, 2017. Please have your proxy card in hand when you call. The telephone voting system has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR

Vote your shares by proxy via the website www.voteproxy.com, 24-hours a day, seven days a week until 11:59 p.m. Eastern time on May 14, 2015. Please have your proxy card in hand when you access the website. The website has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR

If you have requested or receive paper copies of our proxy materials by mail, vote your shares by proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. If you vote by telephone or over the internet, you do not need to return your proxy card by mail.

OR

Vote your shares by attending the Annual Meeting in person and depositing your proxy card at the registration desk (if you have requested paper copies of our proxy materials by mail) or completing a ballot that will be distributed at the Annual Meeting.

Beneficial Owners

If you own shares registered in the name of a broker or other custodian (a “beneficial owner”), follow the instructions provided by your broker or custodian to instruct it how to vote your shares. If you are a beneficial owner and want to vote your shares in person at the Annual Meeting, contact your broker or custodian to obtain a legal proxy or broker’s proxy card that you should bring to the Annual Meeting to demonstrate your authority to vote.  If you do not instruct your broker or custodian how to vote, it will have discretionary authority, under current NYSE rules, to vote your shares in its discretion on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for calendar year ending December 31, 2017 (Proposal 2). However, your broker or custodian will not have discretionary authority to vote on the election of trustees (Proposal 1), the approval of the Colony Starwood Homes 2017 Employee Share Purchase Plan (Proposal 3), the approval of an amendment to the Colony Starwood Homes Equity Plan (Proposal 4) or the approval, on an advisory basis, of our executive compensation (Proposal 5) without instructions from you. As a result, if you do not provide instructions to your broker or custodian, your shares will not be voted on Proposal 1, Proposal 3, Proposal 4 or Proposal 5.

Votes by Proxy

All shares represented by a properly-executed proxy that has not been revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the recommendations of the Board of Trustees of Colony Starwood Homes (our “Board”):

✓	FOR the election of all of the nominees named in this Proxy Statement (Proposal 1);
✓	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for calendar year ending December 31, 2017 (Proposal 2);
✓	FOR the approval of the Colony Starwood Homes 2017 Employee Share Purchase Plan (Proposal 3);
✓	FOR the approval of an amendment to the Colony Starwood Homes Equity Plan (Proposal 4);
✓	FOR the approval, on an advisory basis, of our executive compensation (Proposal 5); and
✓	In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

If you are a beneficial owner, follow the instructions provided by your broker or custodian to revoke your vote by proxy, if applicable.

HOW TO REVOKE YOUR PROXY
If you are a shareholder of record, you can revoke your prior vote by proxy if you:

●	Execute and return a later-dated proxy card before your proxy is voted at the Annual Meeting;
●	Authorize a later proxy by telephone or over the internet no later than 11:59 p.m. Eastern time on May 14, 2017;
●

Deliver a written notice of revocation to our Investor Relations Department at our principal executive offices located at 8665 E. Hartford Dr., Suite 200, Scottsdale, Arizona 85255, before your proxy is voted at the Annual Meeting; or

●	Attend the Annual Meeting and vote in person (attendance by itself will not revoke your prior vote by proxy).

If you are a beneficial owner, follow the instructions provided by your broker or custodian to revoke your vote by proxy, if applicable.

ATTENDING THE ANNUAL MEETING

You are entitled to attend the Annual Meeting only if you were a Colony Starwood Homes shareholder as of the close of business on March 17, 2017 or you hold a valid proxy for the Annual Meeting. In order to be admitted to the Annual Meeting, you must present photo identification (such as a driver’s license) and proof of ownership of shares of our common shares of beneficial interest on March 17, 2017, the record date for the Annual Meeting. Proof of ownership can be accomplished through the following:

●	A brokerage statement or letter from your broker or custodian with respect to your ownership of shares of our common shares of beneficial interest on March 17, 2017;
●	A printout of the proxy distribution email (if you receive your materials electronically);
●	A proxy card;
●	A voting instruction form; or
●	A legal proxy provided by your broker or custodian.

For the safety and security of our shareholders, we will be unable to admit you to the Annual Meeting if you do not present photo identification and proof of ownership of our common shares or if you otherwise refuse to comply with our security procedures.

TABLE OF CONTENTS
SUMMARY OF PROPOSALS REQUIRING YOUR VOTE	1
CORPORATE GOVERNANCE AND OUR BOARD	3
Trustee Independence	3
Board of Trustees Leadership Structure	3
Board Governance Documents	4
Board Committee Composition and 2016 Meetings	4
How to Communicate with Trustees	5
AUDIT COMMITTEE	6
Audit Committee Report	6
COMPENSATION COMMITTEE	8
Compensation Committee Interlocks and Insider Participation	9
Compensation Risk Assessment	9
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	10
Process for Considering Trustee Nominees	10
ADDITIONAL CORPORATE GOVERNANCE MATTERS	12
Transactions with Related Persons	12
Risk Management	12
Public Policy Matters	12
OUR EXECUTIVE OFFICERS	13
EXECUTIVE COMPENSATION	16
Compensation Committee Report	16
Compensation Discussion and Analysis	16
COLONY STARWOOD HOMES’ COMPENSATION PRACTICES AND REFORMS AT A GLANCE	19
Determination of Compensation	22
2016 Executive Compensation	23
Compensation Tables	29
INDEPENDENT TRUSTEE COMPENSATION	37
Cash Compensation	37
Equity-Based Compensation	37
Share Ownership and Retention Guidelines	39
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING	40
RELATED PARTY TRANSACTIONS	43
EQUITY COMPENSATION PLAN INFORMATION	48
PROPOSALS REQUIRING YOUR VOTE	49
Proposal 1: Election of Trustees	49
Proposal 2: Ratification of the Appointment of Ernst & Young as our Independent Registered Public Accounting Firm for the Calendar Year Ending December 31, 2017	57
Proposal 3: Approval of the Colony Starwood Homes 2017 Employee Share Purchase Plan	59
Proposal 4: Approval of an Amendment to the Colony Starwood Homes Equity Plan	62
Proposal 5: Approval, on an Advisory Basis, of Our Executive Compensation	68
REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS	69
OTHER MATTERS	70
ANNEX A: NON-GAAP FINANCIAL MEASURES RECONCILIATION	71
APPENDIX A: COLONY STARWOOD HOMES 2017 EMPLOYEE SHARE PURCHASE PLAN	73
APPENDIX B: AMENDMENT TO COLONY STARWOOD HOMES EQUITY PLAN	81

SUMMARY OF PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF TRUSTEES

The following table provides a summary about our fourteen nominees for election as trustees, each of whom currently serves on our Board.  Trustees are elected annually by a plurality of votes cast in the election of trustees. This means that the trustee nominee with the most votes for a particular seat is elected for that seat. Votes “withheld” from one or more trustee nominees therefore will have no effect on the outcome of the vote with respect to the election of trustees. Our Board recommends that you vote “FOR” each of the named nominees.

Name	Age	Served Since	Independence	Current Committees
Thomas J. Barrack, Jr.	69	2016
Barry S. Sternlicht	56	2012
Robert T. Best	70	2016	Independent	Compensation; Nominating and Corporate Governance
Thomas M. Bowers	52	2014
Richard D. Bronson	72	2014	Independent	Nominating and Corporate Governance
Justin T. Chang	49	2016
Michael D. Fascitelli	60	2014	Independent	Compensation (Chair)
Renee Lewis Glover	67	2017	Independent	Nominating and Corporate Governance
Jeffrey E. Kelter	62	2014	Independent	Audit
Thomas W. Knapp	52	2016	Independent	Audit; Compensation
Richard B. Saltzman	60	2016
John L. Steffens	75	2016	Independent	Audit (Chair)
J. Ronald Terwilliger	76	2016	Independent	Nominating and Corporate Governance (Chair)
Frederick C. Tuomi	62	2017

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CALENDAR YEAR ENDING DECEMBER 31, 2017

Ernst & Young LLP audited our financial statements for the year ended December 31, 2016.  An affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the calendar year ending December 31, 2017.  Our Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for calendar year ending December 31, 2017.

PROPOSAL 3 – APPROVAL OF THE COLONY STARWOOD HOMES 2017 EMPLOYEE SHARE PURCHASE PLAN

We are asking our shareholders to approve the Colony Starwood Homes 2017 Employee Share Purchase Plan (the “ESPP”).  Our Board adopted the ESPP on February 22, 2017, subject to shareholder approval.  The ESPP will become effective on April 1, 2017, subject to approval by our shareholders.  The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). An affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to approve the ESPP. Our Board recommends that you vote “FOR” the approval of the Colony Starwood Homes 2017 Employee Share Purchase Plan.  A copy of the ESPP is included as Appendix A to this Proxy Statement.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COLONY STARWOOD HOMES EQUITY PLAN

We are asking our shareholders to approve an amendment to the Colony Starwood Homes Equity Plan (the “Equity Plan Amendment” and, such plan as amended, the “Amended Equity Plan”).  Our Board adopted the Equity Plan Amendment on March 29, 2017, subject to approval by our shareholders.  The Equity Plan Amendment makes the following changes to the original Starwood Waypoint Residential Equity Plan (the “Equity Plan”):

•	an increase by 2,500,000 in the number of our common shares of beneficial interest available to be awarded under the Amended Equity Plan;
•	a change in the name of the plan from the “Starwood Waypoint Residential Equity Plan” to the “Colony Starwood Homes Equity Plan”; and
•	certain other clean-up and clarifying changes.

An affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to approve the Equity Plan Amendment.  Our Board recommends that you vote “FOR” the approval of the amendment to the Colony Starwood Homes Equity Plan.  A copy of the Equity Plan Amendment is included as Appendix B to this Proxy Statement.

PROPOSAL 5 – APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing shareholders a non-binding advisory vote on the compensation of our Named Executive Officers (as defined below and which consist of our Chief Executive Officer, Chief Financial Officer and our three additional highest paid executive officers, identified herein), as disclosed in this Proxy Statement, including in the “Executive Compensation—Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to approve, on an advisory basis, the compensation of our Named Executive Officers for the calendar year ended December 31, 2017 as disclosed in this Proxy Statement.  Our Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers for the calendar year ended December 31, 2017, as disclosed in this Proxy Statement.

CORPORATE GOVERNANCE AND OUR BOARD

We are committed to good corporate governance practices, which we believe serve the long-term interests of our shareholders by promoting effective risk oversight, management accountability and help us compete more effectively.  We are governed by a fourteen-member Board, which provides guidance and oversight with respect to our financial and operating performance, strategic plans, key corporate policies and decisions, and enterprise risk management.  Among other matters, our Board considers and approves significant acquisitions, dispositions, capital raises and other significant transactions, also advising and counseling senior management on key financial and business objectives. Members of our Board monitor our progress with respect to these matters on a regular basis, including through presentations made at Board and committee meetings by various members of our senior management team. Subsequent to the merger (the “Merger”) of Starwood Waypoint Residential Trust and Colony American Homes (“CAH”) to form Colony Starwood Homes, we have seen a number of transformative events for Colony Starwood Homes, and our Board is committed to evaluating our corporate governance practices and Board composition in 2017 to ensure that they continue to represent the best interests of our shareholders.

TRUSTEE INDEPENDENCE

Pursuant to our Corporate Governance Guidelines, our Board must be comprised of a majority of trustees who qualify as independent trustees under the listing standards of the NYSE (“Independent Trustees”).  Our Board reviews annually the relationships that each trustee has with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, compensation committee and nominating and corporate governance committee each composed solely of Independent Trustees. Under the NYSE listing standards, no trustee qualifies as “independent” unless the board of trustees affirmatively determines that the trustee has no material relationship with such company (either directly, or indirectly as a partner, shareholder or officer of an organization that has a relationship with such company).

Not less than annually, our Board evaluates the independence of each trustee on a case-by-case basis by considering any matters that could affect his or her ability to exercise independent judgment in carrying out the responsibilities of a trustee, including all transactions and relationships between such trustee, members of his or her family and organizations with which such trustee or family members have an affiliation, on the one hand, and us, our subsidiaries and our management, on the other hand. Any such matters are evaluated from the standpoint of the trustee and the persons or organizations with which the trustee has an affiliation. Each trustee abstains from participating in the determination of his or her independence.

Based upon the most recent review, our Board has affirmatively determined that, based on the standards set forth in the NYSE rules and our corporate governance documents, each of the following trustees has no direct or indirect material relationship with us and qualifies as independent under the NYSE’s listing standards: Robert T. Best, Richard D. Bronson, Michael D. Fascitelli, Renee Lewis Glover, Jeffrey E. Kelter, Thomas W. Knapp, John L. Steffens and J. Ronald Terwilliger.

In making this determination with respect to Ms. Lewis Glover, our Board took into account the relationships between the Company and the Fannie Mae Corporation (“Fannie Mae”), a joint venture partner of the Company of which Ms. Lewis Glover is a director.

BOARD OF TRUSTEE LEADERSHIP STRUCTURE

We have separate individuals serving as Co-Chairmen of our Board and as Chief Executive Officer.  Messrs. Barrack and Sternlicht serve as our Co-Chairmen.  Frederick C. Tuomi serves as our Chief Executive Officer.

We do not have a policy against one individual holding the position of Chairman and Chief Executive Officer.  Rather, our Board evaluates the desirability of having combined or separate roles from time-to-time and adopts a structure based on what it believes is in our best interests and our shareholders.  Currently, our Board believes that having separate Co-Chairmen and a Chief Executive Officer serves our interests and our shareholders well.

Our Corporate Governance Guidelines provide that, if neither of the Co-Chairmen of our Board is an Independent Trustee, the Independent Trustees may designate one of the Independent Trustees to serve as Lead Independent Trustee.  Currently, no Lead Independent Trustee has been appointed.  The Lead Independent Trustee, if appointed, will work with the Co-Chairmen to ensure that our Board discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of our Board and management.  Currently, the Co-Chairmen work with our senior management to review and approve matters such as meeting agendas, meeting schedule sufficiency and, where appropriate, other information provided to the other trustees.  All trustees are encouraged to, and in fact do, consult with the Co-Chairmen on each of the above topics.  Each of the trustees communicates regularly with the Co-Chairmen regarding appropriate agenda topics and other matters related to our Board.

The Audit Committee of our Board (the “Audit Committee”), the Compensation Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), including their respective chairpersons, are comprised entirely of Independent Trustees who serve in oversight roles.  Through these committees and directly, our Board is actively involved in oversight of risk, compliance, possible conflicts of interest and related party transactions and business results.  Members of our Board have access to management and outside advisors; thus, the Co-Chairmen are not the sole source of information for our Board.

Management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Co-Chairmen of our Board meet regularly with management to discuss strategy and risks facing us.  Senior management members attend our Board meetings and are available to address any questions or concerns raised by our Board on risk management and any other matters.  The Co-Chairmen and independent members of our Board work together to provide strong, independent oversight of our management and affairs directly and through our Board’s standing committees and, when necessary, special meetings of Independent Trustees or special Board committees.

BOARD GOVERNANCE DOCUMENTS

Our Board maintains charters for all committees.  In addition, our Board has adopted a written set of Corporate Governance Guidelines, as well as a Code of Business Conduct and Ethics that applies to our employees, officers and trustees, including our principal executive officer and principal financial officer.  To view our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics and “Whistleblower” policy, please visit the Corporate Governance section on the investor relations section of our website at www.colonystarwood.com  Please note that the website and its contents are not a part of this Proxy Statement.  Each of these governing documents is also available, free of charge, in print to any shareholder who sends a written request to such effect to Ryan A. Berry, Corporate Secretary, Colony Starwood Homes, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255.

BOARD COMMITTEE COMPOSITION AND 2016 MEETINGS

Our Board has three standing committees that perform certain delegated functions for our Board: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee.  Each committee operates pursuant to a written charter that is available in the Corporate Governance section of our website at: http://investors.colonystarwood.com/govdocs.

Our Board met six times during the calendar year ended December 31, 2016, including both regularly scheduled and special meetings.  All of the incumbent trustees attended at least 75% of the meetings of our Board and of the committees of our Board on which such trustee served during the period in the calendar year ended December 31, 2016.  We expect each trustee serving on our Board to regularly attend meetings of our Board and the committees on which such trustee serves and to review, prior to meetings, material distributed in advance of such meetings.  A trustee who is unable to attend a meeting is expected to notify the Co-Chairmen of our Board or the chairperson of the appropriate committee in advance of such meeting.  While none of our twelve trustees serving on the date of last year’s annual meeting were in attendance at the meeting, our policy is to encourage trustees to attend such meetings.

The table below provides current membership and 2016 meeting information for each of our Board committees:

Independent Trustee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert T. Best		Member	Member
Richard D. Bronson			Member
Michael D. Fascitelli		Chairperson
Renee Lewis Glover			Member
Jeffrey E. Kelter	Member
Thomas W. Knapp	Member	Member
John L. Steffens	Chairperson
J. Ronald Terwilliger			Chairperson
Total Meetings in 2016	4	5	4

Our trustees regularly meet in executive sessions, outside the presence of management – generally at each regularly scheduled quarterly Board meeting and at other times as necessary or desirable.  Executive sessions of the Independent Trustees occur regularly during the course of the year.  The Independent Trustee presiding at those sessions rotates from meeting to meeting among the chairperson of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, to the extent the applicable chairperson is present at the session.

HOW TO COMMUNICATE WITH TRUSTEES

Shareholders and other parties interested in communicating directly with our Board or any trustee, including Independent Trustees, on Board-related issues may do so by writing to Board of Trustees, c/o Corporate Secretary at Colony Starwood Homes, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255, or by submitting an email to trustees@colonystarwood.com.  Communications addressed to our Board or individual members of our Board are screened by our Corporate Secretary for appropriateness before distributing to our Board, or to any individual trustee or trustees, as applicable.

AUDIT COMMITTEE

The Audit Committee carries out its responsibilities in accordance with the terms of the Audit Committee Charter, which is located on our website at http://investors.colonystarwood.com/govdocs and is available in print to any shareholder who requests it by writing our Corporate Secretary. The Audit Committee consists of three trustees: Messrs. Steffens (chairperson), Kelter and Knapp.  Members of the Audit Committee and the chairperson are appointed by our Board and may be removed by our Board in its discretion.  Our Board has determined that all of the members of the Audit Committee are “independent” and have sufficient accounting and financial experience and ability to enable them to discharge their responsibilities pursuant to the applicable rules of the NYSE and the SEC.  Our Board has designated Mr. Steffens as the Audit Committee financial expert, as that term is defined by the SEC.  The Audit Committee met four times during the calendar year ended December 31, 2016.

The Audit Committee assists our Board in fulfilling its responsibilities relating to our accounting and financial reporting practices, including oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of our internal controls over financial reporting and disclosure controls and procedures.   The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee’s job is one of oversight, as set forth in its charter.  It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”).  The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with GAAP.  The Audit Committee is responsible for the pre-approval of audit and non-audit services performed by the independent registered public accounting firm.

The Audit Committee maintains free and open communication with our Board, our independent registered public accounting firm, our internal audit department and our financial and accounting management.  The Audit Committee regularly meets separately in executive session, outside the presence of management, with each of our independent registered public accounting firm and members of our internal audit department – generally at each regularly scheduled meeting and at other times as necessary or desirable.  Our Board has adopted procedures for reporting concerns under our Code of Business Conduct and Ethics, and other Company policies, including complaints regarding accounting and auditing matters in accordance with Rule 10A-3 under the Exchange Act.  The full text of these procedures including our “whistleblower” policy is available on our corporate website at www.colonystarwood.com.  A copy of our Code of Business Conduct and Ethics and our “whistleblower” policy is also available, free of charge, upon request directed to Corporate Secretary, Colony Starwood Homes, 8665 E. Hartford Drive, Suite 200, Scottsdale, AZ 85255.

AUDIT COMMITTEE REPORT

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

The Audit Committee has reviewed and discussed our audited financial statements for the calendar year ended December 31, 2016 with management and with Ernst & Young LLP, our independent registered public accounting firm.  The Audit Committee has also discussed with Ernst & Young LLP the overall scope of and plan for the audit. The Audit Committee regularly met with Ernst & Young LLP, with and without management present, to discuss the results of its examination and the overall quality of our financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management and by Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the calendar year ended December 31, 2016 for filing with the SEC.

AUDIT COMMITTEE

John L. Steffens (Chairperson)
Jeffrey E. Kelter

Thomas W. Knapp

COMPENSATION COMMITTEE

The Compensation Committee carries out its responsibilities in accordance with the terms of the Compensation Committee Charter, which is located on our website at http://investors.colonystarwood.com/govdocs and is available in print to any shareholder who requests it by writing our Corporate Secretary. The Compensation Committee consists of three trustees: Messrs. Fascitelli (chairperson), Best and Knapp.  Members of the Compensation Committee and the chairperson are appointed by our Board and may be removed by our Board in its discretion.  Our Board has determined that all of the members of the Compensation Committee are independent pursuant to NYSE listing standards and qualify as “outside” trustees under Section 162(m) of the Code (“Section 162(m)”) and as “non-employee” trustees under Rule 16b-3 of the Exchange Act.  The Compensation Committee met five times during the calendar year ended December 31, 2016.

The Compensation Committee assists our Board in fulfilling its responsibilities related to the Company’s compensation and benefit plans, including policies and programs for senior managers and non-employee trustees, as well as any compensation program that delivers equity to participants as further described in the Compensation Committee charter.  The Compensation Committee has primary responsibility for the design, review, approval and administration of all aspects of our executive compensation program.  The Compensation Committee reviews the performance of, and makes all compensation decisions for each of our Named Executive Officers.  The Compensation Committee is responsible for the review and approval on an annual basis of the corporate goals and objectives relevant to our Named Executive Officers’ compensation, evaluation of our Chief Executive Officer’s performance in light of such goals and objectives and, if applicable, either as a committee or together with our Independent Trustees (as directed by our Board), determination and approval of the remuneration of our Chief Executive Officer based on such evaluation.  The Compensation Committee may form subcommittees for any purposes that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate, provided however, that no subcommittee shall consist of fewer than two members, provided further that the Compensation Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

In connection with the Merger and throughout 2016, the Compensation Committee retained the services of FTI Consulting, Inc. (“FTI”) to assist in the review and evaluation of our executive compensation program to ensure its close alignment with our compensation philosophy and business strategy. FTI also provided assistance to the Compensation Committee in reviewing market data on compensation, understanding industry executive compensation trends, and determining and managing risks associated with elements of our executive compensation program.  The Committee determined FTI to be independent under Rule 10C-1 of the Exchange Act and NYSE listing standards.

Certain members of our senior management team provide support to the Compensation Committee by coordinating meeting logistics, preparing and disseminating relevant financial and non-financial information and relevant data concerning our peer comparators as a supplement to the comparative market data prepared by the independent compensation consultant, as well as making recommendations with respect to performance metrics and related goals.  Our Chief Executive Officer and Vice President of Human Resources attend meetings at the Compensation Committee’s request and recommend to the Compensation Committee compensation changes affecting the members of our senior management team.  However, our Chief Executive Officer plays no role in setting his own compensation.  Also at the Compensation Committee’s request, our General Counsel attends meetings to act as Corporate Secretary and record the minutes of the meetings, provide updates on legal developments and make presentations regarding certain organizational matters.  The Compensation Committee regularly meets separately in executive session, outside the presence of management – generally at each regularly scheduled meeting and at other times as necessary or desirable.

The Compensation Committee meets during the first quarter of the year to review the achievement of pre-established performance metrics for the prior year, to determine the appropriate annual and long-term incentive awards for our senior executive officers based on that prior-year performance and to approve grants of equity awards to our executive officers and, upon management’s recommendation, other employees.  Members of our senior management team provide support to the Compensation Committee in this process and the Chief Executive Officer makes award recommendations with respect to the senior executive officers other than himself.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no compensation committee interlocks required to be disclosed during the calendar year ended December 31, 2016.  The trustees who were members of the Compensation Committee during the calendar year ended December 31, 2016 included Mr. Fascitelli, Mr. Knapp and Mr. Best, none of whom were our officers or employees during the calendar year ended December 31, 2016, and none of whom had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Securities Act (“Regulation S-K”).

COMPENSATION RISK ASSESSMENT

We believe our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking.  In 2016, the Compensation Committee, with the assistance of FTI, reviewed the design and operation of our compensation program.  The review included an assessment of the level of risk associated with the various elements of compensation.  Based on this review and assessment, we believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on us or our shareholders and instead promote behaviors that support long-term sustainability and shareholder value creation based in part, on several design features of our compensation program intended to deter excessive risk taking, including, without limitation:

•	A balanced mix of cash and equity compensation with a strong emphasis on performance-based annual and long-term incentive awards;
•	Multiple performance metrics selected in the context of our business strategy;
•	Regular review of comparative compensation data to maintain competitive compensation levels in light of our industry, size, and performance;
•	Annual and long-term incentive award opportunities that are based on a range of performance outcomes and plotted along a continuum;
•	Equity incentive awards granted for prior-year performance with multi-year vesting schedules to enhance retention; and
•	Restrictions on engaging in derivative and other hedging transactions in our securities and on holding our securities in margin accounts or otherwise pledging our securities to secure loans.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee carries out its responsibilities in accordance with the terms of the Compensation Committee Charter, which is located on our website at http://investors.colonystarwood.com/govdocs and is available in print to any shareholder who requests it by writing our Corporate Secretary. The Nominating and Corporate Governance Committee consists of four trustees: Messrs. Terwilliger (chairperson), Best and Bronson and Ms. Lewis Glover.  Members of the Nominating and Corporate Governance Committee and the chairperson are appointed by our Board and may be removed by our Board in its discretion.  Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent pursuant to NYSE listing standards.  The Nominating and Corporate Governance Committee met four times during the calendar year ended December 31, 2016.

The Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of our Board, such as: identifying individuals qualified to become members of our Board; selecting, or recommending to our Board for selection, trustee-nominees; making recommendations to our Board regarding committee structure and composition; overseeing evaluation of our Board and Board committees, as well as assisting the Co-Chairmen of our Board with the annual review of the Chief Executive Officer; developing and recommending to our Board a set of corporate governance guidelines and the corporate code of ethics; reviewing and approving or ratifying any transaction between the Company and a related person which is required to be disclosed under the rules of the SEC; and generally advising our Board on corporate governance and related matters. The Nominating and Corporate Governance Committee regularly meets separately in executive session, outside the presence of management generally at each regularly scheduled meeting and at other times as necessary or desirable.

PROCESS FOR CONSIDERING TRUSTEE NOMINEES

Our Bylaws provide certain procedures that a shareholder must follow to nominate persons for election to our Board in opposition to the candidates nominated by our Board.  Nominations for trustee at an annual meeting of shareholders must be submitted in writing to our Corporate Secretary at Colony Starwood Homes, 8665 East Hartford Drive, Scottsdale, Arizona 85255.  The Corporate Secretary must receive the notice of a shareholder’s intention to introduce a nomination or proposed item of business at an annual meeting of shareholders not earlier than 5:00 p.m., Eastern time, on the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders.  However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than 5:00 p.m., Eastern time, on the 150th day prior to the date of such annual meeting of shareholders and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting of shareholders, as originally convened, or the 10th day after the day on which public announcement of the date of such meeting is first made.

The deadline for such notice of a shareholder nomination is the same as the deadline for notice of a shareholder proposal submitted outside of Rule 14a-8 with respect to the 2017 annual meeting of shareholders, which is discussed in this Proxy Statement under the heading “Requirements for Submission of Shareholder Proposals.”  The Bylaws also provide that the shareholder nomination notice must contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as trustee if elected).

In considering the qualifications for serving as our trustee, the Nominating and Corporate Governance Committee examines a candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of our Board.  Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee also seeks to have our Board represent a diversity of backgrounds and experience.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current trustees and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates.  The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying trustee candidates.  The Nominating and Corporate Governance Committee will also consider trustee candidates recommended by shareholders provided such recommendation includes the information required by the Bylaws as described above.  The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.  However, in addition to taking into consideration the needs of our Board and the qualifications of the candidate, the committee may also consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

ADDITIONAL CORPORATE GOVERNANCE MATTERS

TRANSACTIONS WITH RELATED PERSONS

Our Board has a written policy requiring that any transaction between us and any of our officers, trustees or their affiliates be approved by the Nominating and Corporate Governance Committee or the disinterested members of our Board. Our Code of Business Conduct and Ethics requires our officers and trustees to disclose in writing to our General Counsel any existing or proposed transaction in which he or she has a personal interest, or in which there is or might appear to be a conflict of interest by reason of his or her connection to another business organization. Our General Counsel reviews these matters with the chairperson of the Nominating and Governance Committee to determine whether the transaction raises a conflict of interest that warrants review and approval by the Nominating and Corporate Governance Committee or the disinterested members of our Board.

RISK MANAGEMENT

While management has primary responsibility for identifying and managing our exposure to risk, our Board plays an active role in overseeing the processes we establish to assess, monitor and mitigate that exposure. Our Board, directly and indirectly through its committees, routinely discusses with management our significant enterprise risks and reviews the guidelines, policies and procedures we have in place to address those risks, such as our approval process for acquisitions, dispositions and other investments. Management conducts, no less frequently than annually, a formal enterprise risk assessment led by our internal audit department. At Board and committee meetings, trustees receive information and presentations from management and third-party experts regarding this assessment and specific areas of risk identified in the process, from which they engage in further analyses and dialogue. This process enables our Board to focus on the strategic, financial, operational, legal, regulatory and other risks that are most significant to us and our business in terms of likelihood and potential impact and ensures that our enterprise risks are well understood, mitigated to the extent reasonable and consistent with our Board’s view of our risk profile and risk tolerance.

PUBLIC POLICY MATTERS

We are committed to ethical business conduct and expect our trustees, officers and employees to act with integrity and to conduct themselves and our business in a way that protects our reputation for fairness and honesty. Consistent with these principles and our Code of Business Conduct and Ethics, we have established the policies and practices described below with respect to political contributions and other public policy matters.

OUR EXECUTIVE OFFICERS

Set forth below is certain biographical information concerning our executive officers. Ages below are as of March 17, 2017.

Frederick C. Tuomi
Chief Executive Officer	Age: 62

Frederick C. Tuomi has been our Chief Executive Officer since January 2016 and has served as a trustee of the Company since March 2017. Mr. Tuomi served as co-president of CAH from March 2015 and chief operating officer from July 2013 until the closing of the Internalization (as defined below) and the Merger. He was responsible for setting CAH’s strategic direction and leading the operations of CAH’s single-family rental operations including construction/renovations, marketing, leasing, property management, asset management, human resources and information technology. Prior to joining CAH, Mr. Tuomi was executive vice president and president—property management for Equity Residential, which he joined in 1994. He led the development of Equity Residential’s property management group through years of rapid growth and expansion to become the largest multi-family real estate investment trust (“REIT”) in the United States, while helping to pioneer its leading operational platform. Prior to Equity Residential, he was president of Residential Asset Management Group, a subsidiary of Post Properties. Throughout his 35-year career, he has served on numerous multi-family industry boards and executive committees, including the National Multi-Housing Council, California Housing Council, California Apartment Association and the USC Lusk Center for Real Estate. Since September 2014, Mr. Tuomi also serves as a director of Tejon Ranch Co. (NYSE: TRC), a diversified real estate development and agribusiness company. Mr. Tuomi serves on the board of directors and as treasurer of the National Rental Housing Council. Mr. Tuomi is a graduate of Georgia State University, with degrees in Business Information Systems and a Masters in Business Administration.

Charles D. Young
Chief Operating Officer	Age: 48

Charles D. Young has been our Chief Operating Officer since March 2015.  He was also the senior vice president – west division of the Manager until the closing of the Internalization.  He has also served as regional vice president, eastern region of Waypoint Real Estate Group HoldCo, LLC (the “Waypoint Manager”) since February 2013.  He joined the Waypoint Manager as regional director for Chicago in 2012.  Mr. Young brings 20 years of real estate development, investment and management experience to his role.  Prior to joining the Waypoint Manager, Mr. Young was executive vice president at Mesa Development from 2003 to 2012, a national real estate developer, investor and service provider with a focus on complex mixed-use residential opportunities.  Before Mesa, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Goldman’s Investment Banking Division, in mergers and acquisitions.  Mr. Young also created and managed two entrepreneurial ventures.  He co-founded and was a managing director of The Kaleidoscope Group, L.L.C., a strategic diversity and management consulting firm, and he managed K.G. Holdings, LLC, a real estate holding and management firm.  Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football league.  He is a board member of SPARK, a non-profit organization that provides apprenticeships to middle school students from disadvantaged communities.  Mr. Young holds a B.A. in Economics from Stanford University and a M.B.A. from Stanford University’s Graduate School of Business.

Arik Prawer
Chief Financial Officer	Age: 51

Arik Prawer has been our Chief Financial Officer since January 2016.  Mr. Prawer was at CAH since its inception in March 2012 and served as co-president from March 2015 and chief financial officer since December 2012 until the closing of the Internalization and the Merger.  Mr. Prawer was responsible for all of CAH’s financial, capital raising and treasury functions.  Prior to being appointed chief financial officer of CAH, Mr. Prawer devoted his efforts to acquisitions, developing third-party affiliate partner relationships and capital markets activities.  Prior to joining CAH in 2012, Mr. Prawer spent 12 years at Credit Suisse Securities, LLC where he led the West Coast Real Estate investment banking practice focusing on capital formation and mergers and acquisitions for public and private real estate companies.  Mr. Prawer also has nine years of private equity and corporate experience in the real estate and energy sectors.  Mr. Prawer received an M.B.A. from The Wharton School, University of Pennsylvania and a B.S.E. in Finance and a B.A. in History from the University of Pennsylvania.

Ryan A. Berry
Executive Vice President, General Counsel and Secretary	Age: 40

Ryan A. Berry has been our Executive Vice President, General Counsel and Secretary since joining us in March 2016 after serving as senior vice president, general counsel and corporate secretary of Spirit Realty Capital, Inc. (NYSE: SRC), a net lease REIT, from July 2013 to March 2016. At Spirit, Mr. Berry oversaw the legal, governance and compliance functions of the company and managed the execution of corporate finance and strategic transactions. Prior to that, Mr. Berry was in private legal practice, focusing on strategic corporate and finance transactions, securities laws compliance and corporate governance. Mr. Berry practiced most recently as a shareholder of the law firm of Polsinelli PC from 2010 to 2013 and previously as an associate of the law firm of Latham & Watkins, LLP from 2005 to 2010, before which he held management positions in business development and operations for public and privately held international corporations. Mr. Berry earned a B.A. from Yale University and a JD, summa cum laude, from the University of Arizona, and is licensed to practice law in Arizona and California.

Lawrence P. Gorman
Executive Vice President, Chief Technology Officer	Age: 49

Lawrence P. Gorman serves as our Executive Vice President, Chief Technology Officer. He joined us in November 2016 after 20 years of experience delivering technology solutions to the hospitality industry, where he served in various technical and leadership roles in property management systems development. Prior to joining the Company, Mr. Gorman served as the chief technology evangelist for the SkyTouch Technology business division of Choice Hotels International, focusing on SkyTouch Technology’s long-term technology strategy, innovation and business development efforts. Mr. Gorman was also responsible for the initial launch of the SkyTouch Technology cloud platform, where he led the architecture, development, and infrastructure teams. Prior to his role at SkyTouch Technology, Mr. Gorman headed property systems development for Choice Hotels International, where he was responsible for the architecture, design, and development of the hospitality industry’s first large-scale, cloud-based property management system that supported the mission-critical business operations for Choice Hotels International’s portfolio of more than 6,000 hotels worldwide. The success of this property management system within Choice Hotels International resulted in the launch of SkyTouch Technology in 2012 to commercialize this platform for use by the broader hospitality industry. Prior to his leadership roles at Choice Hotels International and SkyTouch Technology, Mr. Gorman served in senior-level programming and architecture roles at Choice Hotels International. Prior to joining Choice Hotels International, Mr. Gorman served as an engineering systems engineer for Electronic Data Systems. Mr. Gorman holds a B.S. degree in Industrial and Manufacturing Engineering from Oregon State University.

Justin M. Iannacone
Executive Vice President, Construction	Age: 40

Justin M. Iannacone has been our Executive Vice President, Construction since January 2016. Mr. Iannacone served as CAH’s executive vice president-construction management from March 2012 until the closing of the Internalization and the Merger. Mr. Iannacone was responsible for CAH’s construction operations. Prior to joining CAH in March 2012, Mr. Iannacone was the vice president of finance and operations for Vineyard Homes, LLC from March 2011 to March 2012 where he was responsible for overseeing the day-to-day operations of over 100 employees in Arizona, California and Nevada. Before joining Vineyard, Mr. Iannacone was a founding partner at Cadence Homes, LLC, a privately held production homebuilding company in Phoenix, Arizona, and served as vice president and designated broker from October 2007 to February 2011. Mr. Iannacone has more than 15 years of experience in finance and construction roles including assisting in the executive management of both small start-up operations as well as large homebuilding companies. Mr. Iannacone has also worked for several homebuilding companies in both operational, financial and land acquisition roles. Mr. Iannacone received his B.A. in Finance and Accounting from the University of Arizona. Mr. Iannacone is also a Certified Public Accountant and holds an active designated real estate broker’s license in Arizona.

Joshua Swift
Senior Vice President, Investments	Age: 35

Joshua Swift has been our Senior Vice President of Investments since January 2016.  Mr. Swift served as CAH’s vice president of asset management and property management, senior vice president of asset management and most recently as senior vice president of investments from May 2012 until the closing of the Internalization and the Merger. Mr. Swift was responsible for the development and implementation of CAH’s property management and asset management teams and starting in February 2015 had overseen the investments department with responsibility for acquisitions, dispositions, asset management and revenue management. Prior to joining CAH in May 2012, Mr. Swift served as the chief operating officer of Green Zebra Adventures from May 2009 to May 2012, a start-up adventure tourism company doing business in the Caribbean, Mexico and the United States, including Hawaii. From 2004 to 2009, Mr. Swift held various positions with the Loreto Bay Company, a sustainable development real estate company, partnered with the Federal Government of Mexico, building single-family homes, hotels, golf courses and a variety of other vacation property amenities. Mr. Swift has over 12 years of experience in leadership roles focused on operations, asset management and investment management in start-up companies in the real estate and tourism sectors. Mr. Swift received a Bachelor degree in Economics and Spanish from DePauw University.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis and, based on such review and discussions, recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Michael D. Fascitelli (Chairperson)
Robert T. Best
Thomas W. Knapp

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our 2016 compensation program for our principal executive officer (Mr. Tuomi), our principal financial officer (Mr. Prawer), our former principal executive officer (Mr. Brien) and our former principal financial officer (Ms. Tran), who both left the Company in connection with the Merger in January of 2016, and our three other most highly compensated executive officers during 2016 (Messrs. Young, Berry and Iannacone) (collectively, our “Named Executive Officers”).

This discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, and the policies underlying our 2016 compensation program and the compensation awarded to our Named Executive Officers for 2016. This discussion also highlights certain financial and operating performance results in 2016, as well as certain enhancements the Compensation Committee has made to the executive compensation program for 2017 to further align the program with shareholder interests. The following should be read together with the compensation tables and related disclosures below.

2016 Performance Summary1

Financial and Operating Performance Contributing to Industry Leading Total Shareholder Return (“TSR”)

On January 5, 2016, we completed the Merger of Starwood Waypoint Residential Trust and CAH to form Colony Starwood Homes – combining two premier operating platforms in the single-family residential space to create a portfolio of over 31,000 homes concentrated in high quality markets. At the time of the Merger, we communicated several financial and operational goals we hoped to accomplish in 2016 that we believed would help us deliver value to our shareholders.

Our accomplishment of these goals helped us deliver total shareholder return of 31.8%2 in 2016 from the date of the Merger – highest among public single-family REITs and widely outgaining the MSCI US REIT index and the S&P 500 index during the period.3

[1]	See Annex A for reconciliations of certain financial measures presented in this Proxy Statement to the most directly comparable measure presented in accordance with GAAP.
[2]	Accounts for share price changes and the reinvestment of our $0.22 quarterly dividends paid during the period.
[3]

The chart below shows our cumulative share performance for the period beginning with completion date of the Merger and ending on December 31, 2016. The graph assumes a $100 investment in each of the indices on January 5, 2016 and the reinvestment of all dividends. The graph also shows the cumulative total returns of the S&P Index and public company industry peers, American Homes 4 Rent (AMH) and Silver Bay Realty Trust Corp (SBY). Our share price performance shown in the chart is not indicative of future performance.

Successful Merger Integration and Realization of Synergies.

We efficiently integrated the Merger, identifying and realizing tens of millions of dollars in annualized synergies across the combined organization, including field and corporate staffing efficiencies, office consolidation, improved scale and volume pricing advantages, and elimination of duplicative services.

Revenue Growth and Expense Management

For the twelve months ended December 31, 2016 in which our GAAP net loss was $81.3 million or ($0.80) per share, we achieved Full Year Same Store revenue growth of 6.2%, expense reduction of 0.7%, and NOI growth of 11.1% year-over-year on our Full Year Same Store cohort of 22,363 homes. Revenue growth was driven by revenue optimization and robust occupancy while expense reduction was driven through realization of Merger synergies and ongoing cost discipline. Full Year Same Store Core NOI margins in 2016 were 63.8%, an increase of approximately 230 basis points from Full Year Same Store Core NOI margins in 2015 of 61.5%.

Full Year Same Store Core NOI Margin
61.5%
63.8%
FY 2015
FY 2016

2016 Full Year Same Store Results

Year-end Occupancy	95.9%
Year-over-Year Revenue Growth	6.2%
Year-over-Year Expense Growth	-0.7%
Year-over-Year NOI Growth	11.0%
Annualized Turnover	34.8%
Core NOI margin	63.8%

Exit from the Non-Performing Loan (“NPL”) Business

In August 2016, we took a major step to simplify our business by completing the sale of a portfolio of 1,675 NPLs and raising over $265 million to repay associated debt and fund our acquisition activity. We substantially exited the NPL business with the transaction, simplifying our financial results and allowing our management team to further focus on the optimization of our core single-family rental business. Total cash proceeds from NPL sales, sales of real estate owned assets, re-performing loans and other related resolutions in 2016 produced approximately $470 million, with associated debt repayment of over $255 million.

Strengthening Our Balance Sheet

In 2016, we reduced our leverage, extended our maturities, mitigated our floating rate exposure and reduced our interest costs. We paid down over $350 million of debt throughout the year primarily through asset sales. We termed out approximately $1.1 billion of credit facility debt through two securitization transactions and increased the share of fixed rate debt from 10% of total debt in January 2016 to over 80% at December 31, 2016. Subsequent to year end, we sold $345 million of 3.50% convertible senior notes due in 2022, with proceeds used primarily to repurchase certain of our 4.50% convertible senior notes due 2017, thus reducing interest expense and extending maturities. With this transaction, we substantially addressed debt maturities through 2019.

Additionally, in March 2017, we executed our first marketed equity offering in a combined primary and secondary sale of approximately $750 million of our common shares, composed of approximately $360 million in shares sold by the Company and approximately $390 million in previously outstanding shares sold by affiliates of Colony NorthStar, Inc. (the successor to Colony Capital, Inc. (“Colony Capital”)) and Starwood Capital Group Global, L.P. (“Starwood Capital”). This transaction provided meaningful capital for the Company to strengthen our balance sheet and execute on 2017 acquisitions pipeline.

Disciplined Capital Allocation and Portfolio Optimization

Throughout 2016, we recycled capital generated from the sale of non-core assets by paying down over $350 million of debt and accelerating our acquisition activity in our target markets. During 2016, we acquired 1,079 properties in our target markets for a total investment of $263.8 million, and sold 976 non-core properties generating $167.4 million in gross proceeds to accompany the proceeds generated from the NPL business wind down.

COLONY STARWOOD HOMES’ COMPENSATION PRACTICES AND REFORMS AT A GLANCE

In 2016, the Compensation Committee further optimized our practices to encourage alignment with shareholder interests as well as long-term value creation. Below is a synopsis of certain of these practices in effect as of the date of this Proxy Statement, with those adopted at the beginning of 2017 identified with an “*”.

✓DO provide executive officers with the opportunity to earn market-competitive compensation through a mix of cash and equity compensation with a strong emphasis on performance-based incentive awards*

✓DO align pay and performance by linking a substantial portion of compensation to the achievement of pre-established performance metrics that drive shareholder value

✓DO evaluate TSR when determining performance under incentive awards to enhance shareholder alignment*

✓DO cap payouts for awards under our annual and long-term incentive plans

✓DO require executive officers to own and retain minimum ownership of our common shares that have significant value to further align interests with our shareholders*

✓DO enhance executive officer retention with time-based vesting schedules for equity incentive awards earned for prior-year performance

✓DO engage an independent compensation consultant to advise the Compensation Committee on executive compensation matters

✓DO NOT base incentive awards on a single performance metric, thereby discouraging unnecessary or excessive risk taking

✓DO NOT provide uncapped award opportunities

✓DO NOT have employment agreements with executive officers that provide single-trigger change of control benefits

✓DO NOT permit executive officers or trustees to engage in derivative or other hedging transactions in our securities

✓DO NOT provide executive officers with excessive perquisites or other personal benefits

✓DO NOT permit executive officers or trustees to hold our securities in margin accounts or pledge our securities to secure loans without pre-approval by the Audit Committee and Compensation Committee (no executive officers or trustees held our securities in margin accounts at any time during 2016)

✓DO NOT provide for tax gross-up payments for compensation or benefits paid in connection with a change of control

We maintain strong governance standards and seek to employ best practices for our compensation programs. The Compensation Committee meets frequently to address compensation matters in a timely manner and regularly reviews our executive compensation program to ensure that it provides competitive pay opportunities to help attract and retain highly-qualified and dedicated executive talent that is critical to our business.

As part of its commitment to strong corporate governance and best practices, the Compensation Committee engaged and received advice on the compensation program from FTI, an independent, third-party compensation consultant, which provided no other services to us in 2016 other than those provided directly to or on behalf of the Compensation Committee.

In addition, we have adopted an insider trading policy and compliance program, and, in 2017, we have implemented share ownership guidelines for our executive officers and our Board members.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a total compensation package intended to align our executives’ compensation with the Company’s performance and shareholders’ interests, and to attract, motivate and retain talented and experienced executive officers through competitive compensation arrangements relative to our Peer Group (as defined below).

To serve the foregoing objectives, our overall compensation program is generally designed to be flexible and complementary rather than purely formulaic. In alignment with the objectives set forth above, the Compensation Committee has generally determined the overall compensation of our Named Executive Officers and its allocation among the elements described below, relying on the analyses and advice provided by FTI, its compensation consultant.

Our executive compensation philosophy recognizes that, given that the market for experienced management is highly competitive in our industry, key and core to our success is our ability to attract and retain the most highly-qualified executives to manage each of our business functions.

Fundamentally, we believe executive officer compensation should be structured to provide competitive base salaries and benefits, which attract and retain superior employees. We further use annual performance-based cash compensation to motivate executive officers to attain (and reward them for attaining) pre-determined financial, operational, individual and other goals that are consistent with increasing shareholder value. Our long-term incentive plan is structured to motivate and reward long-term, multi-year performance and facilitate retention of our executives. In 2016, as the organization stabilized post-Merger and our management team focused on normalizing operations, our long-term incentive plan emphasized restricted share unit (“RSU”) awards that vest over a four-year period. Beginning in 2017, our long-term incentive program consists of a blend of RSU awards and performance share awards.  Our executives’ performance share awards vest at the end of a multi-year period based on key metrics of our business performance, strongly aligning our executives’ interests with those of our shareholders.

We view the components of our executive compensation program as related but distinct, and we expect to regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. We have considered, but not relied upon exclusively, the following factors in determining the appropriate level for each compensation component: our understanding of the competitive market based on input of our compensation consultant, FTI; the collective experience of members of the Compensation Committee and their review of compensation surveys and studies by our compensation consultant (including a study of the compensation practices of our Peer Group); our recruiting and retention goals; our view of internal equity and consistency; the length of service of our executive officers; our overall performance; and other considerations our Board and  Compensation Committee determines are relevant.

The Compensation Committee did not rely solely upon benchmarking to determine our executive officers’ compensation in 2016, but used our Peer Group’s compensation practices and levels as one of many factors to formulate our executive compensation.

Compensation Elements

We believe that each of the following elements of our compensation program taken separately, as well as taken as a whole, are necessary to support the Company’s overall compensation objectives. The following table sets forth the key elements of our executive officers’ compensation, along with the primary objective associated with each element of compensation:

Compensation Element	Primary Objective
Base salary	To compensate ongoing performance of job responsibilities and provide a fixed and knowable minimum income level as a necessary tool in attracting and retaining executives.
Annual performance-based cash compensation	To incentivize and reward the attainment of short-term corporate objectives and individual contributions to the achievement of those objectives.
Long-term equity incentive compensation (RSU awards and, beginning in 2017, performance share awards)	To emphasize long-term performance objectives, align the interests of our executives with investor interests, encourage the maximization of investor value and retain executives.
Severance and change in control benefits

To encourage the continued attention and dedication of our executives and provide reasonable individual security to enable our executives to focus on our best interests, particularly when considering strategic alternatives that may adversely impact our executives.

Retirement savings – 401(k) plan	To provide retirement savings in a tax-efficient manner.
Health and welfare benefits	To provide typical protections from health, dental, death and disability risks.

The Compensation Committee believes that the executive compensation program should reflect the value created for our shareholders, while supporting our business strategies, operational goals and long-range plans. In addition, the Compensation Committee believes that such compensation should assist the Company in attracting and retaining key executives critical to our long-term success.

The following graphs show the emphasis we place on variable at-risk pay elements for our current Chief Executive Officer and other Named Executive Officers, such as performance-based cash bonuses (Non-Equity Incentive Plan Compensation) and equity awards (Share Awards).

The “Other Named Executive Officers” chart excludes Douglas R. Brien and Nina A. Tran, who terminated employment with the Company during 2016.  This chart also assumes full annualized base pay for Ryan A. Berry, who joined in March of 2016.

2016 Say on Pay Voting Results

Our Board has determined that an advisory vote to approve our executive compensation program will be submitted to our shareholders on an annual basis. At our 2016 Annual Meeting of Shareholders, 95.71% of our outstanding common shares represented at the meeting, and eligible to vote, voted to approve our executive compensation program. The Compensation Committee believes the strong level of support for our compensation program in 2016 reflects the strong alignment between our executive pay and performance, both (a) qualitatively in performance metrics selected and instruments of compensation employed, as well as (b) quantitatively in the amounts of compensation received by our executives relative to the Company’s and their respective performances. The Compensation Committee values the opinions of our shareholders and will continue to consider those opinions when making future executive compensation decisions.

DETERMINATION OF COMPENSATION

Roles of the Compensation Committee and Chief Executive Officer in Compensation Decisions

The Compensation Committee oversees our compensation program for all Named Executive Officers, subject, in the case of our Chief Executive Officer, to our Board’s approval.

Our Chief Executive Officer evaluates the individual performance and contributions of each other Named Executive Officer and reports to the Compensation Committee his recommendations regarding their compensation. Our Chief Executive Officer does not participate in any formal discussion with the Compensation Committee regarding decisions on his own compensation and recuses himself from meetings when his compensation is discussed.

We do not solely rely on formulaic guidelines to determine the mix or levels of cash and equity-based compensation, but rather maintain a flexible compensation program that allows us to adapt components and levels of compensation to motivate, reward and retain individual senior executives within the context of our desire to attain financial and operational objectives consistent with our strategic goals and shareholder interests. Subjective factors considered in compensation determinations include a senior executive’s responsibilities, leadership abilities, skills, contributions as a member of the executive management team and contributions to our overall performance, and whether the total compensation potential and structure is sufficient to ensure the retention of a senior executive when considering the compensation potential that may be available elsewhere.

Engagement of Compensation Consultants

For 2016, the Compensation Committee retained the services of FTI to provide assistance to the Compensation Committee in reviewing market data on compensation, understanding industry executive compensation trends, and determining and managing risks associated with elements of our executive compensation program.

2016 EXECUTIVE COMPENSATION

The following describes the primary components of our 2016 executive compensation program for each of our Named Executive Officers, the rationale for each component and how compensation amounts were determined.

Base Salary

We provide our Named Executive Officers with a base salary to compensate them for services rendered to our Company during the fiscal year. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Generally, initial base salary amounts are established based on consideration of, among other factors, the scope of the Named Executive Officer’s responsibilities, years of service and the competitive market. The base salaries of our Named Executive Officers are reviewed periodically by the Compensation Committee, and merit or market-based salary increases have been made as deemed appropriate based on such factors as the scope of an executive officer’s responsibilities, individual contribution, prior experience and sustained performance.

In its review of base salaries for fiscal 2016, the Compensation Committee considered the Company’s operating results and the positioning of the Company’s salaries for the Named Executive Officers still employed by the Company as compared to similarly situated executives in our Peer Group. Based on that review, and in connection with entering into their employment agreements, the Compensation Committee approved the following base salaries:

Executive Officer	2015 Base Salary ($)	2016 Base Salary ($)
Frederick C. Tuomi*	-	550,000
Charles D. Young	360,000	400,000
Arik Prawer*	-	400,000
Ryan A. Berry*	-	300,000
Justin M. Iannacone*	-	275,000

______________

*As employees of CAH prior to the Merger, Messrs. Tuomi, Prawer and Iannacone were not employees in 2015 of the surviving entity in the Merger. We hired Mr. Berry in March of 2016.

Annual Performance-Based Compensation

We use cash bonuses to motivate our Named Executive Officers to achieve our short-term financial and strategic objectives while making progress towards our longer-term growth and other goals. In February 2016, the Compensation Committee approved the 2016 Executive Bonus Program, which ties our executives’ annual cash incentive awards closely to our financial performance, thereby aligning the interests of management with the interests of our shareholders. All of our senior executives were eligible to participate in the 2016 Executive Bonus Program.

The Compensation Committee approved target bonus goals under the 2016 Executive Bonus Program, taking into consideration the degree of difficulty to achieve the targets, which are set forth below expressed as a percentage of each executive’s annual base salary:

Executive Officer	Threshold Bonus	Target Bonus	Maximum Bonus
Frederick C. Tuomi	109%	145.45%	181.82%
Charles D. Young	75%	100%	125%
Arik Prawer	75%	100%	125%
Ryan A. Berry	75%	100%	125%
Justin M. Iannacone	90%	100%	110%

As indicated above, the Company performance goals under the 2016 Executive Bonus Program were as follows:

Metric	Threshold	Target	Maximum
Stabilized Occupancy	94.0%	94.5%	95.0%
Blended Rent Growth	3.5%	4.5%	5.5%
Core NOI Margin	62.0%	63.0%	64.0%
Core FFO/share	$1.55	$1.60	$1.65
Run-rate Merger Synergies	$48M	$50M	$52M
Subjective Evaluation	N/A	N/A	N/A

The weighting of each performance goal for each Named Executive Officer eligible to participate in the 2016 Executive Bonus Program was:

Executive Officer	Stabilized Occupancy	Blended Rent Growth	Core NOI Margin	Single-family Core FFO/share	Run-rate Year-end Synergies	Subjective Evaluation
Frederick C. Tuomi	10%	20%	20%	20%	20%	10%
Charles D. Young	10%	20%	20%	20%	20%	10%
Arik Prawer	10%	20%	20%	20%	20%	10%
Ryan A. Berry	10%	20%	20%	20%	20%	10%
Justin M. Iannacone	25%	25%	25%	25%	0%	0%

In 2016, Colony Starwood Homes achieved a stabilized occupancy of 95.9% while generating single-family Core FFO of $1.69 per diluted share, and a Core NOI margin of 64%. As of December 31, 2016, we obtained a blended rent growth of 4.8% and achieved run-rate year-end synergies of $53 million.

The annual cash bonus compensation payments approved by the Compensation Committee are set forth in the table below, allocated between (a) amounts paid pursuant to achievement of objective pre-approved performance criteria (Stabilized Occupancy; Blended Rent Growth; Core NOI Margin; Single-family Core FFO per share; and Run-rate Year-end Synergies) under the column “2016 Non-Equity Performance Incentive Bonus,” and (b) amounts paid pursuant to the Compensation Committee’s subjective evaluation of the executive’s performance in accordance with the criteria of the 2016 Executive Bonus Plan under the column “2016 Individual Discretionary Bonus”:

Executive Officer	2016 Non-Equity Performance Incentive Bonus ($)	2016 Individual Discretionary Bonus ($)
Frederick C. Tuomi	874,800	97,200
Charles D. Young	437,500	48,600
Arik Prawer	437,500	48,600
Ryan A. Berry	328,050	36,450
Justin M. Iannacone	0	312,572

Long-Term Equity-Based Incentives

The goals corresponding to our long-term equity-based awards are intended to reward and encourage long-term corporate performance based on the value of our common shares and, thereby, align our Named Executive Officers’ interests with those of our shareholders.

In 2016, we granted time-based RSU awards to our executive officers. In 2017, equity incentive awards to our Named Executive Officers are 50% in target value of RSUs and 50% in target value of performance share awards. The performance share awards will be at risk of forfeiture during the duration of a three-year performance period, while the RSUs provide for ratable time-based vesting over the three-year term of the awards.

The table below reflects the target value of the 2016 RSUs as of the date of award, and the number of shares underlying the awards granted to Messrs. Tuomi, Young, Prawer, Berry and Iannacone.

Executive Officer	2016 RSU Value ($ at time of grant)	RSU Award as % of Base Salary	Number of Shares Underlying RSU Award
Frederick C. Tuomi	3,000,000	545.55%	123,304
Charles D. Young	1,500,000	375%	61,652
Arik Prawer	1,500,000	375%	61,652
Ryan A. Berry	300,000	100%	12,135
Justin M. Iannacone	600,000	218.18%	24,660

These awards were awarded to Messrs. Tuomi, Young, Prawer, Berry and Iannacone to further align our senior executives’ interests with those of our shareholders, as well as to incentivize and encourage their retention, which we believe will correlate to increases in long-term shareholder value. These awards are entitled to receive dividends equivalent to the number of shares underlying the unvested RSUs until their vesting. These awards are subject to vesting over a period of four years, and are subject to the executive’s continued employment with us.

For additional information regarding the vesting terms and conditions applicable to all outstanding RSU awards held by our Named Executive Officers, refer to “Executive Compensation—Potential Payments Upon Termination or Change of Control” below.

Share Ownership and Retention Guidelines

The Company has adopted share ownership guidelines for our Named Executive Officers. We believe that linking a significant portion of an officer’s current and potential future net worth to the Company’s success, as reflected in our share price, helps to ensure that officers have a stake similar to that of our shareholders. We further believe share ownership guidelines encourage long-term management of the Company for the benefit of its shareholders. The guidelines require the Named Executive Officers to own a minimum value of our shares as a percentage of base salary. Each officer is expected to satisfy the applicable ownership requirement within four years after first becoming subject to the guidelines. If the officer has not satisfied the requirement by that time, our guidelines require that the officer retain at least 50% of the net shares received upon vesting of subsequent awards until such thresholds are achieved.  The table below reflects the current share ownership guidelines:

Position	Percentage of Base Salary
Chief Executive Officer	600%
Other Named Executive Officers	300%

Shares counted toward the ownership requirement include all shares beneficially owned by the executive as defined under Rule 13d-3, except ownership of any share options and unearned performance shares.  Following the four-year grace period, executives would be required to retain 100% of the net after tax shares acquired through equity compensation programs until the executive satisfies the ownership guidelines.

All of the Named Executive Officers currently employed by us are on track to be in compliance with the share ownership guidelines within the applicable period.

Retirement Savings

We have established a 401(k) retirement savings plan for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan and making fully vested matching contributions adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance;
•	accidental death and dismemberment insurance; and
•	life insurance.

Our Named Executive Officers who elect to participate in our health and welfare plans, contributed the same premiums towards those plans in 2016 as non-executive team members do.

We design our employee benefits programs to be affordable and competitive in relation to the market, and we modify our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.

These benefits are provided to our Named Executive Officers on the same general terms as they are provided to all of our full-time employees.  We may also reimburse certain of our Named Executive Officers for reasonable costs associated with travel and/or temporary living expenses. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the Named Executive Officers’ compensation packages.

We may provide perquisites or other personal benefits in limited circumstances, where we believe it is appropriate to assist an individual executive officer in the performance of his duties, to make our Named Executive Officers more efficient and effective and for recruitment, motivation and/or retention purposes. Future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Compensation Committee. We do not expect these perquisites to be a material component of our compensation program.

Non-Qualified Deferred Compensation Plan

In 2017, we established a Non-Qualified Deferred Compensation Plan (“NQDC”) for management and highly-compensated employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the NQDC plan on the same terms as other eligible employees. The NQDC plan allows eligible employees to defer a portion of their compensation, subject to Code requirements with respect to the timing of deferral and payment elections, on a pre-tax basis through contributions to the NQDC plan. The Company offers no employer match or other contributions towards participant accounts within the NQDC, only paying for the administration of this program. We believe that providing a vehicle for tax-deferred retirement savings though our NQDC plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.

Severance and Change of Control-Based Compensation

As more fully described below under the caption “Potential Payments Upon Termination or Change of Control,” the employment agreements with certain of our Named Executive Officers that were in effect during 2016 provided for certain payments and/or benefits upon a qualifying termination of employment or in connection with a change of control. We believe that job security and terminations of employment, both within and outside of the change of control context, are causes of significant concern and uncertainty for senior executives and that providing protections to our Named Executive Officers in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our Company in all situations.

In March 2016, we entered into employment agreements for Messrs. Tuomi, Young, Prawer and Berry. In connection with establishing the agreements, we ensured that the executives’ severance arrangements were reasonable based on a review of our Peer Group and broader REIT industry practices and market trends.

Severance payments and benefits for Messrs. Tuomi, Young, Prawer, and Berry would become payable upon a termination by our Company without “cause,” or by the executive for “good reason.” The payments and benefits include a multiple of base salary, any earned but unpaid prior-year bonus, a pro-rata bonus for the year of termination, Company-paid continued healthcare coverage for a period of time following termination and continued vesting of time-vesting Company equity awards.

Tax and Accounting Considerations

Code Section 162(m)

Generally, Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated named executive officers, other than its chief financial officer, unless compensation qualifies as “performance-based compensation” within the meaning of the Code.

We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our shareholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) may not affect the amount of federal income tax payable by the Company. In approving the amount and form of compensation for our Named Executive Officers in the future, the Compensation Committee will consider all elements of the cost to our Company of providing such compensation, including the potential impact of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Code Section 409A

Section 409A of the Code (“Section 409A”), requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements (such as the NQDC plan) for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G

Section 280G of the Code (“Section 280G”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code (“Section 4999”), imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control of a corporation and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments from and acceleration of vesting under long-term incentive plans including share options, restricted share and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior taxable compensation. In approving the compensation arrangements for our Named Executive Officers, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting for Share-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their share-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of share options, restricted shares, RSUs and other equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Share Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Frederick C. Tuomi(5), Chief Executive Officer	2016 2015 2014	550,000 – –	97,200 – –	3,000,000 – –	874,800 – –	16,627 – –	4,538,627 – –
Charles D. Young, Chief Operating Officer	2016 2015 2014	400,000 360,000 275,000	48,600 – –	1,500,000 599,998 300,000	437,500 264,600 163,785	8,446 – –	2,394,546 1,224,598 738,785
Arik Prawer(5), Chief Financial Officer	2016 2015 2014	400,000 – –	48,600 – –	1,500,000 – –	437,500 – –	33,491 – –	2,419,591 – –
Ryan A. Berry, Executive Vice President, General Counsel and Corporate Secretary	2016 2015 2014	230,769 (6) – –	36,450 – –	300,000 – –	328,050 – –	4,673 – –	899,942 – –
Justin M. Iannacone(5), Executive Vice President, Construction	2016 2015 2014	275,000 – –	312,572 – –	600,000 – –	– – –	8,250 – –	1,195,822 – –
Douglas R. Brien, Former Chief Executive Officer	2016 2015 2014	6,164 (7) 450,000 250,000	– – –	– 1,350,000 799,980	– – –	1,575,600 – –	1,581,764 1,800,000 1,049,980
Nina A. Tran, Former Chief Financial Officer	2016 2015 2014	107,913 (8) 350,000 275,000	– – –	– 500,000 300,000	– – –	723,810 – –	831,723 850,000 575,000

______________

(1)	Amounts represent discretionary cash bonuses determined by the Compensation Committee based on its review of the Named Executive Officers’ individual performance.
(2)

Amount represents the grant date fair value of RSU awards for each year. Grants remain subject to vesting and/or forfeiture pursuant to their terms. Amounts were calculated in accordance with ASC Topic 718. For a discussion of the assumptions used to calculate the value of all RSU awards made to Named Executive Officers, refer to Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)

The amounts shown represent the annual cash bonus performance awards earned based on the achievement of the pre-determined Company-wide performance goals in the respective year under our respective year’s annual cash bonus program. See “Executive Compensation—Compensation Discussion and Analysis—2016 Executive Compensation—Annual Performance-Based Compensation” for a detailed discussion of the 2016 Executive Bonus Program.

(4)

The following table sets forth the amounts of other compensation and perquisites paid to, or on behalf of, our Named Executive Officers during 2016 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued based on the aggregate incremental cost to the Company.

Name	401(k) Plan Company Contributions ($)	Commuting Expenses ($)	Retention Payments($)	Severance ($)	Total ($)
Frederick C. Tuomi	10,698	5,929	–		16,627
Charles D. Young	8,446	–	–		8,446
Arik Prawer	9,942	23,549	–		33,491
Ryan A. Berry	4,673	–	–		4,673
Justin M. Iannacone	8,250	–	–		8,250
Douglas R. Brien	600	–	–	1,575,000	1,575,600
Nina A. Tran	8,461	–	72,917	642,432	723,810

(5)	Messrs. Tuomi, Prawer and Iannacone commenced employment with the Company January 5, 2016.
(6)	Mr. Berry commenced employment with the Company on March 21, 2016. As such, the amount is pro-rated to reflect his partial year of service.
(7)	Mr. Brien terminated employment with the Company on January 5, 2016. As such, the amount is pro-rated to reflect his partial year of service.
(8)	Ms. Tran terminated employment with the Company on May 1, 2016. As such, the amount is pro-rated to reflect her partial year of service.

Grants of Plan-Based Awards in 2016

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Shares Awards: Number of Shares (#)	Grant Date Fair Value of Equity Awards ($)(3)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Frederick C. Tuomi	3/16/2016	600,000	800,000	1,000,000	N/A	123,304	N/A	–	3,000,000
Charles D. Young	3/16/2016	300,000	400,000	500,000	N/A	61,652	N/A	–	1,500,000
Arik Prawer	3/16/2016	300,000	400,000	500,000	N/A	61,652	N/A	–	1,500,000
Ryan A. Berry	3/21/2016	225,000	300,000	375,000	N/A	12,135	N/A	–	300,000
Justin M. Iannacone	3/16/2016	247,500	275,000	302,500	N/A	24,660	N/A	–	600,000
Douglas R. Brien	N/A	–	–	–	–	–	–	–	N/A
Nina A. Tran	N/A	–	–	–	–	–	–	–	N/A

___________________

(1)

The awards shown are the 2016 awards under the 2016 Executive Bonus Program, which are expressed as percentages of base salary and were established by the Compensation Committee at its meeting in February 2016. The amounts shown represent the potential value of cash bonus awards that could have been earned for 2016 under the 2016 Executive Bonus Program. Under the 2016 Executive Bonus Program, each executive was eligible to earn a cash bonus based on our achievement in 2016 of performance goals relating to (i) Stabilized Occupancy, (ii) Blended Rent Growth, (iii) Core NOI Margin, (iv) Single-family Core FFO/share, (v) Run-rate year-end Synergies and (vi) subjective assessment. Each Named Executive Officer’s bonus opportunity was weighted among the performance goals as set forth above. At the threshold, target and maximum levels of achievement of the non-discretionary Company performance goals, Mr. Tuomi could have earned a bonus equal to 109%, 145.45% and 181.82%, respectively, of his annual base salary, Messrs. Young, Prawer and Berry could have earned a bonus equal to 75%, 100% and 125%, respectively, of their annual base salaries. For Mr. Iannacone, at the threshold, target and maximum levels of achievement, his bonus award would be 90%, 100% and 110%, respectively, of his annual base salary. Please also see “Executive Compensation—Compensation Discussion and Analysis—2016 Executive Compensation—Annual Performance-Based Compensation” for a detailed discussion of the 2016 Executive Bonus Program.

(2)

The RSUs were awarded in 2016 for the period running from January 1, 2016 through December 31, 2016. Please see the section “Executive Compensation—Compensation Discussion and Analysis—2016 Executive Compensation—Long-Term Equity-Based Incentives” for a detailed discussion of the RSU awards.

(3)

Amounts represent the grant date fair value of RSU awards granted during 2016, calculated in accordance with ASC Topic 718. For a discussion of the assumptions used to calculate the value of all RSU awards made to Named Executive Officers, refer to Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following provides a description of the material terms of each Named Executive Officer’s employment agreement that was in effect in 2016. In March 2016, we entered into employment agreements with Messrs. Tuomi, Young, Prawer and Berry.

In addition to the terms described below, each of the employment agreements also provide for certain payments and benefits upon a termination without “cause,” or for “good reason” (each, as defined in the applicable employment agreement), which are described under the caption “Potential Payments Upon Termination or Change of Control” below.

Frederick C. Tuomi

The term of Mr. Tuomi’s employment agreement commenced on January 5, 2016, and, pursuant to its provisions, the term will expire (unless earlier terminated) on January 5, 2019 and will automatically renew for additional one-year terms unless either party gives written notice of non-renewal to the other party at least sixty (60) days prior to the applicable anniversary of the entry into Mr. Tuomi’s employment agreement.

Pursuant to his employment agreement, Mr. Tuomi serves as the Chief Executive Officer of our Company. In connection with entering into his employment agreement, Mr. Tuomi’s minimum annual base salary was set at $550,000, which is subject to increase at the discretion of our Board. In addition, Mr. Tuomi is eligible to receive an annual cash performance bonus, which is targeted at 145.45% of his base salary  based on the achievement of performance criteria established by our Board or Compensation Committee which for 2016 were the criteria of the 2016 Executive Bonus Program discussed above.

In connection with entering into his employment agreement, we granted Mr. Tuomi a RSU award with a value equal to $3,000,000. The RSU award vests in substantially equal one-quarter installments on each of the first four anniversaries of March 16, 2016, subject to Mr. Tuomi’s continued employment. Additionally, Mr. Tuomi is eligible to receive equity and other long-term incentive awards under any plans that may be adopted by the Company.

Under his employment agreement, Mr. Tuomi is eligible to participate in customary health, welfare and fringe benefit plans.

Mr. Tuomi’s employment agreement contains customary confidentiality, non-compete, non-solicitation, non-disparagement and inventions/intellectual property provisions.

Charles D. Young

The term of Mr. Young’s employment agreement commenced on January 5, 2016, and, pursuant to its provisions, the term will expire (unless earlier terminated) on January 5, 2019 and will automatically renew for additional one-year terms unless either party gives written notice of non-renewal to the other party at least sixty (60) days prior to the applicable anniversary of the entry into Mr. Young’s employment agreement.

Pursuant to his employment agreement, Mr. Young serves as the Chief Operating Officer of our Company. In connection with entering into his employment agreement, Mr. Young’s minimum annual base salary was set at $400,000, which is subject to increase at the discretion of our Board. In addition, Mr. Young is eligible to receive an annual cash performance bonus, which is targeted at 100% of his base salary  based on the achievement of performance criteria established by our Board or Compensation Committee, which for 2016 were the criteria of the 2016 Executive Bonus Program discussed above.

In connection with entering into his employment agreement, we granted Mr. Young a RSU award with a value equal to $1,500,000. The RSU award vests in substantially equal one-quarter installments on each of the first four anniversaries of March 16, 2016, subject to Mr. Young’s continued employment. Additionally, Mr. Young is eligible to receive equity and other long-term incentive awards under any plans that may be adopted by the Company.

Under his employment agreement, Mr. Young is eligible to participate in customary health, welfare and fringe benefit plans.

Mr. Young’s employment agreement contains customary confidentiality, non-compete, non-solicitation, non-disparagement and inventions/intellectual property provisions.

Arik Prawer

The term of Mr. Prawer’s employment agreement commenced on January 5, 2016, and, pursuant to its provisions, the term will expire (unless earlier terminated) on January 5, 2019 and will automatically renew for additional one-year terms unless either party gives written notice of non-renewal to the other party at least sixty (60) days prior to the applicable anniversary of the entry into Mr. Prawer’s employment agreement.

Pursuant to his employment agreement, Mr. Prawer serves as the Chief Financial Officer of our Company. In connection with entering into his employment agreement, Mr. Prawer’s minimum annual base salary was set at $400,000, which is subject to increase at the discretion of our Board. In addition, Mr. Prawer is eligible to receive an annual cash performance bonus, which is targeted at 100% of his base salary based on the achievement of performance criteria established by our Board or Compensation Committee, which for 2016 were the criteria of the 2016 Executive Bonus Program discussed above.

In connection with entering into his employment agreement, we granted Mr. Prawer a RSU award with a value equal to $1,500,000. The RSU award vests in substantially equal one-quarter installments on each of the first four anniversaries of March 16, 2016, subject to Mr. Prawer’s continued employment. Additionally, Mr. Prawer is eligible to receive equity and other long-term incentive awards under any plans that may be adopted by the Company.

Under his employment agreement, Mr. Prawer is eligible to participate in customary health, welfare and fringe benefit plans.

Mr. Prawer’s employment agreement contains customary confidentiality, non-compete, non-solicitation, non-disparagement and inventions/intellectual property provisions.

Ryan A. Berry

The term of Mr. Berry’s employment agreement commenced on March 21, 2016, and, pursuant to its provisions, the term will expire (unless earlier terminated) on March 21, 2018 and will automatically renew for additional one-year terms unless either party gives written notice of non-renewal to the other party at least sixty (60) days prior to the applicable anniversary of the entry into Mr. Berry’s employment agreement.

Pursuant to his employment agreement, Mr. Berry serves as the Executive Vice President, General Counsel of our Company. In connection with entering into his employment agreement, Mr. Berry’s minimum annual base salary was set at $300,000, which is subject to increase at the discretion of our Board. In addition, Mr. Berry is eligible to receive an annual cash performance bonus, which is targeted at 100% of his base salary  based on the achievement of performance criteria established by our Board or Compensation Committee, which for 2016 were the criteria of the 2016 Executive Bonus Program discussed above.

In connection with entering into his employment agreement, we granted Mr. Berry a RSU award with a value equal to $300,000. The RSU award vests in substantially equal one-quarter installments on each of the first four anniversaries of March 21, 2016, subject to Mr. Berry’s continued employment. Additionally, Mr. Berry is eligible to receive equity and other long-term incentive awards under any plans that may be adopted by the Company.

Under his employment agreement, Mr. Berry is eligible to participate in customary health, welfare and fringe benefit plans.

Mr. Berry’s employment agreement contains customary confidentiality, non-compete, non-solicitation, non-disparagement and inventions/intellectual property provisions.

Outstanding Equity Awards at 2016 Calendar Year-End: The following table summarizes the number of common shares of beneficial interest and other securities underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2016.

Name	Grant Date	Number of Shares That Have Not Vested (#)(1)	Market or Payout Value of Shares That Have Not Vested ($)(2)
Frederick C. Tuomi	3/16/2016	123,304	3,552,388
Charles D. Young	3/16/2016	61,652	1,776,194
Arik Prawer	3/16/2016	61,652	1,776,194
Ryan A. Berry	3/21/2016	12,135	349,609
Justin M. Iannacone	3/16/2016	24,660	710,454
Douglas R. Brien	N/A	–	–
Nina A. Tran	N/A	–	–

(1)

Represents a RSU award that will vest in four equal annual installments, on each of the first four anniversaries of the date of grant, subject to the executive’s continued employment with the Company through the applicable vesting date(s).

(2)

The market value of common shares of beneficial interest that have not vested is calculated based on the closing trading price ($28.81) of our common shares as reported on the NYSE on December 30, 2016, the last trading day of 2016.

2016 Option Exercises and Shares Vested:  We have not granted any share options to our Named Executive Officers.

The following table summarizes vesting of RSU awards applicable to our Named Executive Officers during the year ended December 31, 2016:

Name	Number of Shares Acquired On Vesting (#) (1)	Value Realized On Vesting ($) (2)
Frederick C. Tuomi	–	–
Charles D. Young	30,077	$706,810
Arik Prawer	–	–
Ryan A. Berry	–	–
Justin M. Iannacone	–	–
Douglas R. Brien	71,756	$1,686266
Nina A. Tran	26,175	$615,113

________________

(1)	Represents RSUs that vested in 2016.
(2)

Amounts shown are based on the fair market value of our common shares on the applicable vesting date. The closing trading price of our common shares was $23.50 as reported on the NYSE on the first trading day following our Merger (January 6, 2016).

Potential Payments upon Termination or Change of Control

Employment Agreements

Under the employment agreements for Messrs. Tuomi, Young, Prawer and Berry, if the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the applicable employment agreement), then in addition to any accrued amounts:

•

Mr. Tuomi would be entitled to receive the following an amount equal to the sum of eighteen (18) months’ gross base salary (calculated based on the annualized rate in effect on the termination date), plus the target bonus for the year in which the termination occurs, payable in one cash lump sum on the sixtieth (60th) day following the termination date;

•

Messrs. Young, Prawer, and Berry would be entitled to an amount equal to the sum of twelve (12) months’ gross base salary (calculated based on the annualized rate in effect on the termination date), plus the target bonus for the year in which the termination occurs, payable in one cash lump sum on the sixtieth (60th) day following the termination date; and

•	each of Messrs. Tuomi, Young, Prawer and Berry would also be entitled to receive the following:
o

a single lump-sum payment on the termination date, the aggregate amount of earned but unpaid base salary, any earned but unpaid bonus in respect of service for the prior year, and accrued but unpaid vacation pay through the termination date;

o	an amount equal to a pro-rated portion of the target bonus for the year in which the termination occurs, payable in one cash lump sum on the sixtieth (60th) day following the termination date;
o

for a period of twelve (12) months following the termination date, provided that the executive timely elects to receive continuation coverage under the Company’s group health plans pursuant to COBRA, Company-paid continued healthcare coverage under its group health plans at the same levels and the same cost as would have applied if employment had not been terminated; and

o

acceleration and vesting in full of all outstanding time-based equity awards held on the termination date (but not performance-based awards, which shall continue to vest in accordance with their terms).

Each executive’s right to receive the severance payments described above is subject to continued compliance with certain restrictive covenants and his delivery of an effective general release of claims in favor of the Company.

In addition, if Mr. Tuomi terminates his employment due to his retirement upon the attainment of age 65 and provides six months’ prior written notice of such termination, his equity awards would continue to vest and become payable as if he continued to be our employee.  Furthermore, under the employment agreements for Messrs. Tuomi, Young, Prawer and Berry, in the event that the executive is terminated by reason of death or disability, the executive will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, immediate vesting and, as applicable, exercisability of all outstanding equity awards held by the executive on the termination date.

A change of control of the business does not constitute “cause” or “good reason” under the employment agreements for Messrs. Tuomi, Young, Prawer and Berry, and would not result in payments thereunder.

Douglas R. Brien Severance

Pursuant to his employment agreement, following his resignation on January 5, 2016 for “good reason,” Mr. Brien became entitled to receive an amount equal to 150% of the sum of his base salary (calculated based upon the annualized rate in effect on his termination date) plus his target bonus. This sum is payable in substantially equal installments over the 18-month period commencing on the termination date, in accordance with the Company’s normal payroll schedule, with the first such installment occurring on the first payroll date occurring on or after the sixtieth (60th) day following his termination date. He is also eligible for Company-paid continued healthcare coverage for 12 months under the Company’s group health plans at the same levels and the same cost as would have applied if employment had not been terminated. These benefits are subject to the execution and non-revocation of a release of claims against the Company.

Nina A. Tran Severance Agreement and Retention Payment

Pursuant to her severance agreement, following her termination on May 1, 2016 for “good reason,” Ms. Tran became entitled to receive a lump-sum severance amount equal to (a) 150% of the sum of her base salary (calculated based upon the annualized rate in effect on her termination date) and (b) an amount equal to a pro-rated portion of the target bonus for the year in which termination occurred. There was a separate retention payment equal to 50% of her pro-rated base salary over the transition period between the date of the Merger and her termination date (5 months).

Equity Awards

The RSU award agreements covering the RSU awards granted to Messrs. Tuomi, Young, Prawer, and Berry provide for accelerated vesting of these awards upon a termination by the Company without “cause” or by the employee for “good reason” under the executive’s employment agreement. Pursuant to the Company’s Equity Plan, unless the terms of an award provide otherwise, awards thereunder will vest in connection with a “Change of Control” as defined under the Equity Plan.

Summary of Potential Payments

The following table summarizes the payments that would be made to certain of our Named Executive Officers upon the occurrence of certain qualifying terminations of employment, assuming such Named Executive Officer’s termination of employment with the Company occurred on December 31, 2016. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the Named Executive Officer during his employment that are available to all salaried employees, such as accrued vacation.

Name	Element	Termination Without Cause, For Good Reason (No Change of Control) ($)	Termination Without Cause or For Good Reason (Change of Control) ($)	Termination Due to Death or Disability ($)
Frederick C. Tuomi	Cash Severance (1) Accelerated Vesting (2) Total	1,625,000 3,552,388 5,177,388	1,625,000 3,552,388 5,177,388	– 3,552,388 3,552,388
Charles D. Young	Cash Severance (1) Accelerated Vesting (2) Total	800,000 1,776,194 2,576,194	800,000 1,776,194 2,576,194	– 1,776,194 1,776,194
Arik Prawer	Cash Severance (1) Accelerated Vesting (2) Total	800,000 1,776,194 2,576,194	800,000 1,776,194 2,576,194	– 1,776 194 1,776,194
Ryan A. Berry	Cash Severance (1) Accelerated Vesting (2) Total	600,000 349,609 949,609	600,000 349,609 949,609	– 349,609 349,609
Justin M. Iannacone	Cash Severance (1) Accelerated Vesting (2) Total	– – –	0 710,454 710,454	– – –
Douglas R. Brien	Cash Severance (3) Total	– –	1,575,000 –	– –
Nina A. Tran	Cash Severance (4) Retention Bonus (5) Total	– – –	642,432 72,917 715,349	– – –

________________

(1)	Represents cash severance payments provided under the Named Executive Officer’s employment agreement. Amount assumes that the executive has already received any earned prior year’s bonus.
(2)

Represents the aggregate value of the Named Executive Officer’s RSUs that would have vested on an accelerated basis, determined by multiplying the number of RSUs that would have been accelerated by the fair market value of our common shares on December 30, 2016 ($28.81).

(3)	Represents the severance payments actually received by Mr. Brien in connection with the termination of his employment on January 5, 2016.
(4)	Represents the severance payments and benefits actually received by Ms. Tran in connection with the termination of her employment on May 1, 2016.
(5)	Represents the retention bonus actually received by Ms. Tran in connection with the termination of her employment on May 1, 2016.

INDEPENDENT TRUSTEE COMPENSATION

Our Board believes that the compensation paid to our Independent Trustees should be competitive with public companies in our industry with similar enterprise value, market capitalization and total assets, and should enable us to attract and retain individuals of the highest quality to serve as our trustees. In addition, our Board believes that a significant portion of independent compensation should align trustee interests with the long-term interests of our shareholders. Accordingly, Independent Trustees receive a combination of cash and equity-based compensation for their services. Each of these components is described below. Each of our Independent Trustees may elect to forego receipt of all or any portion of the cash or equity compensation payable to them for service as one of our trustees and direct that we pay such amounts to a charitable cause or institution designated by such trustee.  We reimburse each of our trustees for their reasonable travel expenses incurred in connection with their attendance at full Board and committee meetings. We also reimburse each Independent Trustee for travel and other expenses associated with attending Board and committee meetings, trustee education programs and other Board-related activities. Messrs. Barrack, Bowers, Chang, Saltzman and Sternlicht, do not receive compensation for their service as a trustee because they are not “independent” under the NYSE listing standards.

CASH COMPENSATION

The cash compensation paid to, or earned by, our Independent Trustees in 2016 was comprised of the following components:

•	Quarterly Board retainer: Each Independent Trustee received a retainer of $12,500 for each calendar quarter in which he or she served as a trustee.
•

Quarterly committee chairperson retainer:  The chairperson of the Audit, Compensation and Nominating and Corporate Governance Committees received a retainer of $3,750, $1,875 and $1,875, respectively, for each calendar quarter of service as the chair of such committee.  Our Independent Trustee program provides for a Lead Independent Trustee, if any, to receive an additional $15,000 in annual fees, paid in quarterly installments for each calendar quarter of service.

•

Quarterly committee retainer: Each Independent Trustee serving as a non-chair member of the Audit, Compensation and Nominating and Corporate Governance Committees received a retainer of $1,875, $937.50 and $937.50, respectively, for each calendar quarter of service as a member of such committee.

Each Independent Trustee had the option to receive all or a portion of their fees to which such Independent Trustee was entitled in our common shares, rather than in cash, provided that any such issuance does not prevent such trustee from being determined to be independent and such shares are granted pursuant to our Non-Executive Trustee Share Plan or the issuance is otherwise made in a manner consistent with NYSE listing requirements.

EQUITY-BASED COMPENSATION

The equity-based compensation paid to our Independent Trustees in 2016 consisted of restricted share awards granted pursuant to our Non-Executive Trustee Share Plan.  Each Independent Trustee who was serving on our Board as of the date of the 2016 Annual Meeting of the Shareholders received our restricted common shares.

The following table summarizes the compensation we paid to our Independent Trustees for the year ended December 31, 2016.  Messrs. Barrack, Bowers, Chang, Saltzman and Sternlicht are not included in the table below as they were not qualified as “independent” in accordance with the NYSE listing standards.  In addition, Renee Lewis Glover is not included in the table below as she was not a trustee during the calendar year ended December 31, 2016.

Name	Fees Earned or Paid in Cash (1)	Share Awards (2)(3)(4)	Total
Robert T. Best	$—	$107,174	$107,174
Richard D. Bronson	$53,750	$50,000	$103,750
Michael D. Fascitelli(5)	$—	$307,162	$307,162
Jeffrey E. Kelter(5)	$—	$207,168	$207,168
Thomas W. Knapp	$—	$110,866	$110,866
John L. Steffens	$—	$114,677	$114,677
J. Ronald Terwilliger	$—	$107,174	$107,174

(1)	Includes all fees earned and payable in cash for services as a trustee in 2016, including quarterly retainer fees, committee chair fees and committee member fees.
(2)

The amounts reported relating to these common shares is the grant date fair value of these shares in accordance with ASC Topic 718, which was based on the closing price per common share on the date of issue. For a discussion of the assumptions used to calculate these amounts, refer to Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)

Quarterly fees may be paid in cash or common shares as elected by each trustee.  During 2016, the Independent Trustees received the following number of common shares in lieu of the cash portion of their quarterly fees: Mr. Best – 2,074 shares; Mr. Fascitelli – 2,074 shares; Mr. Kelter – 2,074 shares; Mr. Knapp – 2,208 shares; Mr. Steffens – 2,344 shares; and Mr. Terwilliger – 2,074 shares. The amounts reported relating to these common shares are based on the closing prices per common share on the dates of issue, or $22.81 for the common shares issued on March 10, 2016, $29.43 for the common shares issued on June 27, 2016, $30.52 for the common shares issued on September 26, 2016; and $28.45 for the common shares issued on December 22, 2016.

As of December 31, 2016, the Independent Trustees held the following aggregate number of shares of unvested restricted common shares:
Name	Number of Shares of Unvested Restricted Common Shares
Robert T. Best	2,192
Richard D. Bronson	5,288
Michael D. Fascitelli	5,288
Jeffrey E. Kelter	5,288
Thomas W. Knapp	2,192
John L. Steffens	2,192
J. Ronald Terwilliger	2,192
Total	24,632

(4)

On March 10, 2016, we granted each trustee his annual award of 2,192 common shares.  This award of restricted shares vested on March 10, 2017, subject to the trustee’s continued service on our Board. This amount is based on a closing price of $22.81 per common share on March 10, 2016, the date of the grant.

(5)

Mr. Fascitelli and Mr. Kelter each received common shares for service as chairman and as a member of a special committee at the time of the Merger.  The awards were based on the January 4, 2016 closing price of $22.34 and valued at $199,988 and $99,994, respectively.

SHARE OWNERSHIP AND RETENTION GUIDELINES

Our Board adopted share ownership guidelines for our Independent Trustees, effective January 1, 2017.  The purpose of the share ownership guidelines is to align the interests of Independent Trustees with the long-term interests of our shareholders and further promote our commitment to sound corporate governance.  The guidelines require each Independent Trustee to hold an investment position in our common shares equal in value to three times the annual retainer paid to such Independent Trustee.  Each Independent Trustee is expected to satisfy the applicable ownership requirement within four years after first becoming subject to the guidelines. Shares counted toward the ownership requirement include all shares beneficially owned by the trustee as defined under Rule 13d-3, except ownership of any share options and unearned performance shares.  Following the four-year grace period, trustees would be required to retain 100% of the net after tax shares acquired through equity compensation programs until the trustee satisfies the ownership guidelines.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires the Named Executive Officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2016, the Reporting Persons met all applicable Section 16(a) filing requirements, with the exception of one Form 4 for each of Messrs. Sternlicht, Best, Bowers, Bronson, Fascitelli, Kelter, Knapp, Steffens, Berry and Prawer and two for Mr. Terwilliger.

The following table sets forth the beneficial ownership of our common shares as of March 17, 2017 with respect to:

●	each of our trustees and trustee nominees;
●	each of our Named Executive Officers; and
●	all of our trustees, trustee nominees and executive officers as a group.

Unless otherwise indicated, all shares set forth in the tables below are owned directly, and the indicated person has sole voting and investment power with respect thereto.  The percentage of beneficial ownership is calculated based on 113,078,115 of our common shares outstanding as of March 17, 2017.  In accordance with SEC rules, each listed person’s beneficial ownership includes:

●	all shares the investor actually owns beneficially or of record;
●	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
●	all shares the investor has the right to acquire within 60 days (such as our RSUs which are scheduled to vest within 60 days).

Unless otherwise indicated, the business address of the shareholders listed below is the address of our principal executive offices 8665 East Hartford Drive, Scottsdale, Arizona 85255.

Trustees and Named Executive Officers	Amount and Nature Of Beneficial Ownership	Percent of Class
Thomas J. Barrack, Jr.(1)	3,897,220	3.45%
Barry S. Sternlicht(2)	854,766	*
Ryan A. Berry…………………………………	25,159	*
Robert T. Best	4,266	*
Thomas M. Bowers	4,670	*
Douglas R. Brien(3)……………………….	81,644	*
Richard D. Bronson	12,860	*
Justin T. Chang(4)	10,822	*
Michael D. Fascitelli	16,869	*
Renee Lewis Glover……………………….	—	*
Justin M. Iannacone	139,516	*
Jeffrey E. Kelter	16,774	*
Thomas W. Knapp	4,854	*
Arik Prawer(5)	85,958	*
Richard B. Saltzman(6)	—	*
John L. Steffens	4,536	*
J. Ronald Terwilliger	100,068	*
Nina A. Tran(3)………………………………	29,508	*
Frederick C. Tuomi	177,727	*
Charles D. Young	95,249	*
Trustees and Executive Officers as a Group (22 persons)	5,594,412	4.95%

*	Less than 1%
(1)

Business address is 515 South Flower Street, 44th Floor, Los Angeles, California 90071. Represents shares held by Colony American Homes Holdings I, L.P., Colony American Homes Holdings II, L.P., Colony American Homes Holdings III, L.P., Colony American Homes Holdings IV, L.P., Colony Distressed Credit Fund II, L.P., Series X Holdco, LLC and Manager Holdco, LLC. Mr. Barrack is the general partner of the managing member or other control person, as the case may be, of each entity.

(2)

Business address is 591 West Putnam Avenue, Greenwich, Connecticut 06830.  Excludes 5,923,109 common units (“OP Units”) of Colony Starwood Homes Partnership, L.P. (our “Operating Partnership”) issued to Starwood Capital (an entity of which Mr. Sternlicht is the controlling partner) in the Internalization.

(3)	Reflects information as of the date of his or her resignation as one of our executive officers.
(4)

Excludes 2,398 of our common shares held by certain Colony Capital affiliated entities with respect to which, pursuant to pre-Merger arrangements relating to CAH, Mr. Chang has the right to receive such shares or the cash value thereof.

(5)

Excludes 11,634 of our common shares held by certain Colony Capital affiliated entities with respect to which, pursuant to pre-Merger arrangements relating to CAH, Mr. Prawer has the right to receive such shares or the cash value thereof.

(6)

Excludes 189,906 of our common shares held by certain Colony Capital affiliated entities with respect to which, pursuant to pre-Merger arrangements relating to CAH, Mr. Saltzman has the right to receive such shares or the cash value thereof.

(7)

Excludes 11,235 of our common shares held by certain Colony Capital affiliated entities with respect to which, pursuant to pre-Merger arrangements relating to CAH, Mr. Tuomi has the right to receive such shares or the cash value thereof.

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person, entity or group known to us to be the beneficial owner of more than five percent of our common shares based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 17, 2017. The below table assumes 113,078,115 common shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class
Colony NorthStar, Inc.(1)	7,535,967	6.66%
515 S. Flower St., 44th Floor
Los Angeles, CA 90071
The Vanguard Group(2)	10,400,038	9.20%
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Based on information set forth in the Schedule 13D/A filed with the SEC on March 7, 2017 by Colony NorthStar, Inc., which reported that it has sole voting power with respect to 7,535,967 of our common shares, shared voting power with respect to zero of our common shares, sole dispositive power with respect to 7,535,967 of our common shares and shared dispositive power with respect to zero of our common shares.

(2)

Based on information set forth in the Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard  Group, which reported that it has sole voting power with respect to 132,605 of our common shares, shared voting power with respect to 59,058 of our common shares, sole dispositive power with respect to 10,272,282 of our common shares and shared dispositive power with respect to 127,756 of our common shares.

RELATED PARTY TRANSACTIONS

Internalization

From the completion of our spin-off from Starwood Property Trust (the “Separation”) through January 5, 2016, we were externally managed by SWAY Management LLC (“the Manager”). During this time, we relied on the Manager to provide or obtain on our behalf the personnel and services necessary to conduct our business as we had no employees of our own. On January 5, 2016, we closed the internalization of the Manager (the “Internalization”) and now own the Manager, including all of its material assets and intellectual property rights, and are managed by certain of the officers and employees who formerly managed our business through the Manager and, as a result of the Merger, certain of the former officers and employees of CAH.

At the closing of the Internalization, Starwood Capital contributed all equity interests in the Manager to our Operating Partnership in exchange for the issuance of 6,400,000 OP Units to Starwood Capital. The OP Units are redeemable for cash at the election of the holder after October 5, 2016, although we have the option, at our sole discretion, to purchase any OP Units sought to be redeemed for Common Shares, on a one-for-one basis.

Starwood Capital also received, immediately prior to the closing of the Internalization, a distribution from the Manager of (1) all of the unrestricted cash held by the Manager totaling $12.9 million, which included cash received by the Manager from us representing a payment of the management fees accrued and payable under the Management Agreement as of the closing, and (2) 259,192 Common Shares received by the Manager as a result of the vesting of the unvested portion of the RSU award that the Manager received from us in February 2014.

The Contribution Agreement also included a post-closing adjustment in the form of a net asset adjustment, payable in cash, in the event that the “net assets” of the Manager were greater or less than zero dollars at closing. “Net assets” are defined in the Contribution Agreement as total assets less total liabilities of the Manager as of the closing date of the Internalization, after making adjustments to reflect the pre-closing distribution of unrestricted cash and to exclude any assets and liabilities associated with the RSUs covered by the RSU award. The post-closing adjustment was finalized in the first quarter of 2016 with a payment of $1.5 million from us to Starwood Capital.

Barry S. Sternlicht had an indirect beneficial interest in the consideration received by Starwood Capital in the Internalization. In addition, certain former and current executive officers had indirect residual interests in the Manager that were paid off upon the closing of the Internalization by Starwood Capital. Specifically, as a result of such indirect residual interests: (1) Douglas R. Brien, our former Chief Executive Officer, received a payment of approximately $2.5 million; (2) Nina A. Tran, our former Chief Financial Officer, received a payment of approximately $0.2 million; (3) Charles D. Young, our current Chief Operating Officer, received a payment of approximately $0.2 million; (4) Tamra D. Browne, our former Chief Legal Officer, received a payment of approximately $0.1 million; and (5) S. Ali Nazar, our former Chief Experience Officer, received a payment of approximately $0.5 million.

Merger

On January 5, 2016, we closed the Merger, and all of the shares of CAH common stock, $0.01 par value per share, issued and outstanding immediately prior to the Merger closing (other than shares of CAH held by CAH’s wholly owned subsidiaries, which were cancelled) were exchanged for an aggregate of 64,869,526 Common Shares. In addition, all issued and outstanding shares of CAH preferred stock, par value $0.01 per share, were redeemed for an aggregate amount of $125,000, plus any accrued and unpaid dividends, in cash in accordance with the liquidation preference of such preferred shares, all of which were canceled and retired.

Upon the closing of the Internalization and the Merger, we changed our name to Colony Starwood Homes, and our Common Shares are listed and traded on the NYSE under the ticker symbol “SFR.”

Mr. Barrack had an indirect beneficial interest in 35,677,060 of the Common Shares issued in the Merger.

Management Agreement

Prior to the Internalization, the Manager administered our business and growth strategies and performed certain services for us pursuant to the Management Agreement, subject to oversight by our Board. Pursuant to the Management Agreement, we paid the Manager a base management fee equal to one-fourth of 1.5% of the daily average of our adjusted equity market capitalization (as defined in the Management Agreement). In addition, we reimbursed the Manager for all operating expenses (including our allocable share of compensation paid to certain of the Manager’s officers and employees), except those specifically required to be borne by the Manager under the Management Agreement. In particular, prior to the Internalization, we reimbursed the Manager for an allocable portion of the salaries and benefits of our former Chief Financial Officer, current Chief Operating Officer, former Chief Experience Officer and former Chief Legal Officer and Secretary but not for the salaries and benefits of our former Chief Executive Officer.

Since January 1, 2016, we incurred $0.2 million in base management fees.

As a result of the Internalization, we became internally managed and the base management and expense reimbursement expenses were eliminated.

Registration Rights Agreement

On October 4, 2016, the Company and Starwood Capital and CFI CSFR Investor, LLC, Colony Distressed Credit Fund II, L.P., Series X Holdco, LLC, Manager Holdco, LLC, Colony American Homes Holdings I, L.P., Colony American Homes Holdings II, L.P., Colony American Homes Holdings III, L.P. and Colony American Homes Holdings IV, L.P. entered into an amended and restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement (1) Starwood Capital, in respect of any of the Company’s common shares of beneficial interest that it may receive in connection with any request to redeem the OP Units it received in connection with the Internalization, and (2) CFI CSFR Investor, LLC, Colony Distressed Credit Fund II, L.P., Series X Holdco, LLC and Manager Holdco, LLC (together with their permitted transferees, the “Colony Holders”), in respect of any of the Company’s common shares they received in connection with the Merger, may require the Company from time to time to register those Common Shares. Starwood Capital is an affiliate of Barry S. Sternlicht, one of the Co-Chairmen of our Board, and Colony Distressed Credit Fund II, L.P., Series X Holdco, LLC, Manager Holdco, LLC, Colony American Homes Holdings I, L.P., Colony American Homes Holdings II, L.P., Colony American Homes Holdings III, L.P. and Colony American Homes Holdings IV, L.P. are affiliates of Thomas J. Barrack, Jr., the other Co-Chairman of our Board.

The Amended and Restated Registration Rights Agreement grants Starwood Capital and the Colony Holders (collectively, the “Holders”) certain rights to demand a registration of some or all of their Company common shares (a “Demand Registration”) or to request the inclusion of some or all of their common shares in a registration being affected by the Company for itself or on behalf of another person (a “Piggyback Registration”); in each case subject to customary registration procedures and indemnity provisions. The Company is obligated to use commercially reasonable efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter.

The Holders’ ability to cause the Company to effect a Demand Registration is subject to certain conditions. The Company is not required to effect such registration within 180 days of the effective date of any prior registration statement and may delay the filing for up to 60 days under certain circumstances.

If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of our common shares requested to be included in such registration exceeds a maximum number (the “Maximum Number”) that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Amended and Restated Registration Rights Agreement specifies the order in which our common shares are to be included, and in the case of our common shares held by the parties to that agreement, allocates 50% of the Maximum Number to Starwood Capital (Starwood Capital is also allocated any unused allocation of the Colony Holders) and 50% of the Maximum Number to the Colony Holders (the Colony Holders are also allocated any unused allocation of Starwood Capital).

License Agreements

We entered into license agreements with Starwood Capital and Colony Capital pursuant to which we were granted a non-exclusive, royalty-free license to use the names and trademarks “Starwood” and “Colony,” respectively, and the logos for Starwood Capital and Colony Capital, respectively. The applicable license agreement provides Starwood Capital or Colony Capital, as applicable, with the right to terminate such license agreement in the event that we: (1) become insolvent or admit our inability to pay our debts; (2) become subject to any bankruptcy or insolvency proceeding; (3) are dissolved or liquidated or take any corporate action for such purpose; (4) make a general assignment for the benefit of creditors; (5) have an agent appointed by a court to take charge of or sell any material portion of our property or business; or (6) have any lawsuit or proceeding commenced (or claim threatened) relating to the relevant marks or the license agreement. The applicable license agreement will automatically terminate upon a change of control of us without the consent of Starwood Capital or Colony Capital, as applicable. Starwood Capital and Colony Capital also have the right to terminate the applicable license agreement without cause upon 120 days prior written notice.

Management Services

As the managing member of a joint venture with Fannie Mae, one of our wholly-owned subsidiaries earns a management fee based upon the venture’s gross receipts. For the year ended December 31, 2016, we earned approximately $2.9 million.  One of our trustees, Ms. Lewis Glover, is a director of Fannie Mae.

In connection with the Merger and Internalization, we assumed a management agreement with the Waypoint Manager, under which we earn fees and are reimbursed for certain expenses in exchange for the operation and management of properties owned by multiple private funds. Certain of our officers and employees have minority ownership interests in Waypoint Manager. For the year ended December 31, 2016, management fees and expense reimbursements under this agreement totaled approximately $8.7 million.

NPL Sale

In August 2016, we completed the sale of a portfolio of 1,675 NPLs for a total sale price of $265.3 million. With the sale, the Company substantially completed its exit from the NPL business, consistent with its previously communicated strategic plan. The sale was completed after Prime successfully concluded a comprehensive and broadly marketed auction process with Credit Suisse Securities (USA) LLC as sale advisor. The portfolio was sold to an affiliate of Starwood Capital.

Legacy Funds Home Acquistion

In September 2016, we completed a transaction to purchase 217 homes we formerly managed for third parties, for an aggregate purchase price of $60.6 million. Certain of our officers and employees have minority interests in the managing partner of those third parties.

Related Party Transaction Policy

In order to avoid any actual or perceived conflicts of interest between Starwood Capital, Starwood Property Trust, any of their affiliates or any investment vehicle sponsored or managed by Starwood Capital or any of its affiliates (the “Starwood related parties”) or Colony Capital, any of its affiliates or any investment vehicle sponsored or managed by Colony Capital or any of its affiliates (the “Colony Capital related parties”) and us, the approval of a majority of our Independent Trustees is required to approve (1) any purchase of our assets by any of the Starwood related parties or any of the Colony Capital related parties and (2) any purchase by us of any assets of any of the Starwood related parties or any of the Colony Capital related parties.

Further, our Board has adopted a written policy regarding the approval of any “related party transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to the person designated by the chief executive officer as the compliance officer any related party transaction and all material facts about the transaction. The person designated by the chief executive officer as the compliance officer would then assess and promptly communicate that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related party transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any trustee who may be interested in a related party transaction to recuse himself or herself from any consideration of such related party transaction.

Indemnification of Trustees and Officers

The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of a Maryland corporation. The MGCL requires a Maryland corporation (unless its charter provides otherwise, and our declaration of trust does not so provide) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
●	the director or officer actually received an improper personal benefit in money, property or services; or
●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation also may not indemnify a director or officer in a suit by or on behalf of the corporation or in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
●

any individual who, while a trustee or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of ours or a predecessor of ours.

We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the number of our securities that may be issued under our equity compensation plans as of December 31, 2016.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	488,006	N/A	1,416,172
Equity compensation plans not approved by security holders	—	—	—
Total	488,006	N/A	1,416,172

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board recommends that you vote “FOR” each of the named trustee-nominees. Abstentions and broker non-votes will have no effect on the vote on this proposal.

BARRY S. STERNLICHT	Committees:	Education:

Age: 56	None	BA – Brown University
Trustee Since: 2012	Co-Chairman of the Board	MBA – Harvard Business School

Barry S. Sternlicht has served as one of the Company’s two Co-Chairmen of the Board since January 2016.  From 2012 until January 2016, he served as the chairman of the board of trustees of Starwood Waypoint Residential Trust, our predecessor company. Mr. Sternlicht has been the president and chief executive officer of Starwood Capital since its formation in 1991. Over the past 26 years, Mr. Sternlicht has structured investment transactions with an asset value of more than $84 billion. He was the Chairman of Starwood Hotels & Resorts Worldwide, Inc., or Starwood Hotels, a NYSE-listed company, from September 1997 to May 2005 and the chief executive officer of Starwood Hotels from January 1999 to October 2004. He has been the chairman of the board of directors and the chief executive officer of Starwood Property Trust since its inception in 2009. Since January 2013, Mr. Sternlicht has served as chairman of the board of TRI Pointe Homes, a position he resigned on March 27, 2017. Mr. Sternlicht is the Chairman of the Board of Baccarat, S.A.  He also serves on the Board of Directors of The Estée Lauder Companies, Inc. (NYSE:  EL).  From 2012 to 2014, Mr. Sternlicht served as a director of Restoration Hardware Holdings, Inc. (NYSE:  RH).  Mr. Sternlicht is a former Trustee of Brown University on whose Board he served for 12 years. He is also on the boards of The Robin Hood Foundation, the Real Estate Roundtable, the Dreamland Film & Performing Arts Center and the Executive Advisory Board of Americans for the Arts.  Mr. Sternlicht is a member of the U.S. Olympic and Paralympic Foundation Trustee Council, the World Presidents Organization and the Urban Land Institute.  Mr. Sternlicht’s extensive experience in both the real estate markets and as a senior executive and director of other publicly traded corporations enables him to provide our Board with leadership and financial expertise as well as insight into the current status of the global financial markets.

THOMAS J. BARRACK JR.	Committees:	Education:

Age: 69	None	BA – University of Southern California
Trustee Since: 2016	Co-Chairman of the Board	JD – University of San Diego

Thomas J. Barrack, Jr. has served as one of the Company’s Co-Chairmen of the Board since January 2016.  From July 2012 to January 2016 Mr. Barrack served as the chairman of CAH’s board of directors. Since January 2017 Mr. Barrack has served as the executive chairman of Colony NorthStar, Inc., a diversified equity real estate investment trust, having previously held the position of founder and executive chairman of Colony Capital, the predecessor to Colony NorthStar. Prior to founding the Colony Capital business in 1991, Mr. Barrack was a principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior. Additionally, in 2010 French president Nicolas Sarkozy awarded him France's Chevalier de la Légion d'honneur.  From January 2014 to May 2016, Mr. Barrack has served on the board of directors of Carrefour S.A., a French multinational retailer and the second largest retailer in the world. Since June 2010, Mr. Barrack has served on the board of directors of First Republic Bank, a full service bank and wealth management firm.  From January 2006 to April 2013, Mr. Barrack served on the public board of directors of Accor, S.A., a major global hotel group listed on Euronext Paris. Mr. Barrack has also served on the public board of Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange from November 2007 to October 2010. From August 1994 to September 2007, Mr. Barrack served on the board of Continental Airlines, Inc., one of the largest passenger airlines in the United States. Mr. Barrack serves as a Trustee at the University of Southern California. Mr. Barrack possesses significant vision and understanding of the Combined Company’s strategies and future direction. Mr. Barrack has a long track record and experience managing and investing in commercial mortgage loans and other commercial real estate and real estate-related investments, including single-family rental, multifamily, performing, sub-performing and non-performing loan portfolios and real estate owned properties, through a variety of credit cycles and market conditions. Mr. Barrack’s extensive investment experience in our target assets are key to our Board’s oversight of our investment strategy and management of its investment portfolio. Mr. Barrack’s prior service as Deputy Undersecretary of the Department of the Interior also provides a unique government perspective to our Board.

ROBERT T. BEST	Committees:	Education:

Age: 70	Compensation	BA – University of Southern California
Trustee Since: 2016	Nominating & Corporate Governance	MBA – University of Southern California

Robert T. Best serves as an Independent Trustee of the Company. He served on the board of directors of CAH until January 2016. Mr. Best is the founder, chairman, and chief executive officer of Westar Associates, a private real estate development company established in 1980 and headquartered in Costa Mesa, California. As chief executive officer, Mr. Best developed over 70 projects exceeding $2 billion across various commercial and residential product types throughout Southern California. Prior to founding Westar, Mr. Best was a partner with Carver Companies where he was responsible for the acquisition, entitlement, leasing, finance, management, and disposition of shopping center development projects. Mr. Best currently serves on the board of directors of the University of Southern California’s Lusk Center for Real Estate. Previously, he served as secretary and founding board member of A Better LA, a community outreach program that works with inner-city groups to decrease violence and several other nonprofit organizations. He is a member of the Urban Land Institute, and the International Council of Shopping Centers.  His real estate development experience allows him to provide sound advice on our real estate investment objectives, including acquisitions and management. As founder, chairman, and chief executive officer of Westar Associates, Mr. Best gained extensive insight into the real estate asset management industry that provides constructive perspective to our Board.

THOMAS M. BOWERS	Committees:	Education:

Age: 52	None	BS – Boston University
Trustee Since: 2014		JD & LLM – Boston University

Thomas M. Bowers serves as a trustee of the Company. Mr. Bowers is a managing director and head of corporate strategy and development at Starwood Capital. He serves on Starwood Capital’s executive and Investment committees and was formerly the lead independent trustee of Starwood Waypoint Residential Trust’s board. Prior to joining Starwood Capital in 2015, Mr. Bowers was co-head of Asset and Wealth Management-Americas at Deutsche Bank, where he was responsible for managing the U.S. and Latin American wealth management businesses, and jointly responsible for the integration of Deutsche Bank’s wealth and institutional asset management businesses in the Americas. Mr. Bowers was a member of Deutsche Bank’s Global Asset and Wealth Management Executive Committee and a board member of Deutsche Bank Securities. Mr. Bowers previously held a number of senior roles at Citigroup Private Bank, including global chief operating officer; head of strategy and corporate development; chief operating officer-Europe, Middle East and Africa; chief operating officer-U.S.; and head of banking and structured lending. Mr. Bower’s knowledge, skill, expertise and experience as described above provide valuable perspectives to our Board.

RICHARD D. BRONSON	Committees:	Education:

Age: 72	Nominating & Corporate Governance	Central Connecticut State University
Trustee Since: 2014

Richard D. Bronson has served as an Independent Trustee of the Company since January 2016. He served as a member of the Starwood Waypoint Residential Trust Board from January 2014 to January 2016.  Mr. Bronson has been the chief executive officer of The Bronson Companies, LLC, a real estate development company, based in Beverly Hills, California since 2000. Mr. Bronson has been involved in the development of several shopping centers and office buildings throughout the United States. Mr. Bronson serves as a director of Starwood Property Trust and previously was a director of TRI Pointe Homes, Inc. and Mirage Resorts. He was president of New City Development, an affiliate of Mirage Resorts, where he oversaw many of the company’s new business initiatives and activities outside Nevada. Mr. Bronson is on the board of the Neurosurgery Division at UCLA Medical Center. He is a member of the Western Real Estate Business Editorial Board. Mr. Bronson has also served as vice president of the International Council of Shopping Centers (ICSC), an association representing 50,000 industry professionals in more than 80 countries.  Mr. Bronson’s experience and knowledge in the real estate industry provides our Board with valuable insight into potential investments and the current state of the real estate markets.

JUSTIN T. CHANG	Committees:	Education:

Age: 49	None	BA – Yale University
Trustee Since: 2016		MBA – Harvard Business School

Justin T. Chang serves as a trustee of the Company. He served as chief executive officer and as a director of CAH from July 2012 to January 2016. Mr. Chang had overall responsibility for setting CAH’s strategic direction and leading its operations on a national basis. Since January 2017, Mr. Chang has served as an executive director of Colony NorthStar, Inc., having previously held the position executive director at Colony Capital, from July 2015 until January 2017. Prior to joining the Colony Capital business in 2010, Mr. Chang was a partner with TPG Capital, L.P. (“TPG”), an international private equity investment firm, from 1993 to 2009. At TPG, Mr. Chang led private equity investments across a broad range of industries and in multiple geographies. He has served on the board of directors of Beringer Wine Estates Holdings Inc., Crystal Decisions, Inc., Lenovo Group Ltd., On Semiconductor Corp., Shenzhen Development Bank, Silverado Premium Properties LLC, and UTAC Holdings.  Mr. Chang’s extensive experience in the investment management industry also provide our Board with critical insights and perspectives on asset management and strategic planning, and his service on other public company boards lends understanding and perspective on public company operations, practices and governance.

MICHAEL D. FASCITELLI	Committees:	Education:

Age: 60	Compensation (Chairperson)	BS – University of Rhode Island
Trustee Since: 2014		MBA – Harvard Business School

Michael D. Fascitelli has served an Independent Trustee of the Company since January 2016. Mr. Fascitelli was a member of the Starwood Waypoint Residential Trust board from January 2014 to January 2016. Mr. Fascitelli has been a managing member of MDF Capital LLC, an investment firm, since April 2013. Mr. Fascitelli has served as a member of the board of trustees of Vornado Realty Trust, an NYSE-listed REIT, since December 1996. He served as Vornado Realty Trust’s president since December 1996 and as its chief executive officer since May 2009 until his resignation from both positions effective April 15, 2013. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co. in charge of its real estate practice and was a vice president prior thereto. From 2004 until 2013 he also served as a director of Toys “R” Us, Inc. In addition, from August 2005 through June 2008, Mr. Fascitelli was a member of the board of trustees of GMH Communities Trust, a REIT. Mr. Fascitelli’s executive experience as president and chief executive officer of Vornado Realty Trust and his extensive knowledge of and experience in the real estate industry provide our Board with valuable experience and insight.

RENEE LEWIS GLOVER	Committees:	Education:
BA – Fisk University
Age: 67	Nominating & Corporate Governance	MS – Yale University
Trustee Since: 2017		JD – Boston University

Renee Lewis Glover has served an Independent Trustee of the Company since February 2017. Ms. Lewis Glover is the founder and has been the managing member of The Catalyst Group, LLC, a national consulting firm focused on urban revitalization, real estate development and community building, urban policy and business transformation since May 2014.  From September 1994 to September 2013, Ms. Lewis Glover served as president and chief executive officer of the Atlanta Housing Authority and its affiliates.  She served as a consultant for the Atlanta Housing Authority from September 2013 to November 2013 to facilitate the transition of leadership upon her retirement.  Ms. Lewis Glover also served as a commissioner of the Bipartisan Policy Center Housing Commission from October 2011 to September 2014. The Bipartisan Policy Center Housing Commission was responsible for coming up with a set of bipartisan recommendations concerning federal housing policy and housing finance. Ms. Lewis Glover currently serves on the board of directors of Fannie Mae and the board of trustees of Enterprise Community Partners, Inc.  Ms. Lewis Glover has served on the board of directors of Habitat for Humanity International from November 2006 to November 2015, including serving as its chairman from 2013 to 2015.  She has also served on the board of directors of the Federal Reserve Bank "of Atlanta from January 2009 to December 2014 and is currently serving on" the board of advisors of the University of Pennsylvania's Institute of Urban Research.  Ms. Lewis Glover has practiced corporate and corporate finance law at various firms from 1975 to 1994.  Ms. Lewis Glover was recommended for membership on the Board by Mr. Terwilliger, an independent trustee and chair of the Nominating and Corporate Governance Committee. Ms. Lewis Glover’s extensive experience as a senior executive and board member for housing focused enterprises, public policy and public-private partnerships provides our Board with unique perspectives and valuable insight.

JEFFREY E. KELTER	Committees:	Education:

Age: 62	Nominating & Corporate Governance	BA – Trinity College
Trustee Since: 2014

Jeffrey E. Kelter has served as an Independent Trustee of the Company since January 2016. Mr. Kelter was a member of the Starwood Waypoint Residential Trust board from January 2014 to January 2016. Mr. Kelter is a partner of KSH Capital.  Prior to founding KSH Capital, Mr. Kelter was the founding partner and chief executive officer of KTR Capital Partners (“KTR”), a leading private equity real estate investment and operating company focused on industrial properties throughout North America. KTR and its commingled investment funds were sold in May 2015 to a joint venture of Prologis Inc. and Norges Bank Investment Management. From 1997 to 2004, Mr. Kelter was president and chief executive officer and a trustee of Keystone Property Trust (“Keystone”) (NYSE: KTR), an industrial REIT.  Mr. Kelter founded the predecessor to Keystone in 1982, and took the company public in 1997, where he and the management team directed its operations until its sale in 2004. Prior to forming Keystone, he served as president and chief executive officer of Penn Square Properties, Inc. (“Penn Square”) in Philadelphia, Pennsylvania, a real estate company which he founded in 1982. Mr. Kelter serves on the Board of Directors of Gramercy Property Trust (NYSE: GPT), and he is a trustee of The Urban Land Institute, Cold Spring Harbor Laboratory, Westminster School, and Trinity College. Mr. Kelter’s qualifications to serve on our Board include his executive experience as president and chief executive officer of Keystone and Penn Square and his extensive experience of over 20 years in commercial real estate.

THOMAS W. KNAPP	Committees:	Education:

Age: 52	Audit	BS – University of Southern California
Trustee Since: 2016	Compensation	MBA – University of Southern California

Thomas W. Knapp has served as an Independent Trustee of the Company since January 2016. Mr. Knapp served on the board of directors of CAH until the closing of the Internalization and the Merger.  Mr. Knapp is the academic director for the Masters of Science in Entrepreneurship and Innovation and is an associate professor of Clinical Entrepreneurship and former associate director of the Lloyd Greif Center for Entrepreneurial Studies at the Marshall School of Business, University of Southern California, where he has lectured since 2008. In addition to his role at the University of Southern California, Mr. Knapp is also a national educator as a lead instructor for the National Science Foundation I-Corps program.  Mr. Knapp also serves as president of Club Sportswear, Inc., a leader in the beach apparel industry, which he founded in 1984. He has consulted for Billabong International, LTD, an Australia-based company engaged in the wholesaling and retailing of surf, skate, snow and sports apparel, where he previously served as president of GSM Investments for three years. Prior to his time at Billabong and Club Sportswear, Mr. Knapp founded and held senior management roles with other successful companies in the apparel industry such as Honolua Surf Co., where he served as president, and True Textiles, Inc., where he served as chairman. Mr. Knapp was also a partner of Mad Dog Enterprises, LLC, a start-up eyewear and sunglass manufacturer. Mr. Knapp currently serves on the board of trustees of the Institute for Shipboard Education Semester at Sea and the Challenged Athletes Foundation, a charity providing grants to athletes with physical disabilities. Previously, he served on the board of directors of the Orange County Marine Institute and the American Oceans Campaign. Mr. Knapp’s many years of experience as president of Club Sportswear, Inc., along with his wide-ranging corporate experience in other senior leadership, advisory and academic positions, allow him to provide seasoned insight and business acumen to our Board as we position ourselves for future growth and development. Mr. Knapp’s extensive business background also lends our Board perspective on our corporate objectives and governance matters.

RICHARD B. SALTZMAN	Committees:	Education:

Age: 60	None	BA – Swarthmore College
Trustee Since: 2016		MS – Carnegie-Mellon University

Richard B. Saltzman has served as a trustee of the Company since January 2016. He served as vice chairman of CAH’s board of directors from July 2012 to January 2016. Since January 2017, Mr. Saltzman has served as the chief executive officer and president of Colony NorthStar, Inc., having previously held the positions of chief executive officer, president and a member of the board of directors of Colony Capital, the predecessor to Colony NorthStar. Prior to joining the Colony Capital business in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments. Most recently, he was a managing director and vice chairman of Merrill Lynch's investment banking division. As a member of the investment banking operating committee, he oversaw the firm's global real estate, hospitality and restaurant businesses. Previously, he also served as chief operating officer of investment banking and had responsibility for Merrill Lynch’s global leveraged finance business. Mr. Saltzman was also responsible for various real estate-related principal investments, including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where he was a member of the investment committee. Mr. Saltzman serves on the board of directors of Kimco Realty Corporation (NYSE: KIM) and NorthStar Realty Europe (NYSE: NRE). Previously, he was also a member of the board of governors of the National Association of Real Estate Investment Trusts (“NAREIT”), on the board of directors of the Real Estate Roundtable and a member of the board of trustees of the Urban Land Institute, treasurer of the Pension Real Estate Association, a director of the Association of Foreign Investors in Real Estate and a chairman of the Real Estate Capital Policy Advisory Committee of the National Realty Committee.  Mr. Saltzman’s expertise in real estate-related businesses, investments and capital markets, developed through years of real estate principal investing and investment banking experience, provide a valuable perspective to our Board in developing, leading and overseeing our investment strategy and management of its portfolio. Mr. Saltzman’s current and past service on the boards of REITs and other real estate-based organizations also provide our Board with valuable perspectives into the real estate industry.

JOHN L. STEFFENS	Committees:	Education:

Age: 75	Audit	BA – Dartmouth College
Trustee Since: 2016		Advanced Management Program – Harvard Business School

John L. Steffens has served as an Independent Trustee of the Company since January 2016. Mr. Steffens served on the board of directors of CAH until the closing of the Internalization and the Merger.  Since January 2017 Mr. Steffens has served as a director of Colony NorthStar, Inc., having previously served as a director for Colony Capital from September 2009 until January 2017.   Mr. Steffens is the founder of Spring Mountain Capital, L.P. Founded in 2001, Spring Mountain Capital, L.P. specializes in providing advisory services and alternative investments for institutional and private investors. Prior to establishing Spring Mountain Capital, L.P., Mr. Steffens spent 38 years at Merrill Lynch & Co., Inc., where he held numerous senior management positions, including president of Merrill Lynch Consumer Markets (which was later named the Private Client Group) from July 1985 until April 1997, and both vice chairman of Merrill Lynch & Co., Inc. (the parent company) and chairman of its U.S. Private Client Group from April 1997 until July 2001. Mr. Steffens served on the board of directors of Merrill Lynch & Co., Inc. from April 1986 until July 2001. He also served as a member of the board of directors of Merrill Lynch Ventures, LLC (a $1.8 billion private equity fund for key employees). Mr. Steffens currently serves on the advisory board of Star Vest Partners, the advisory board of Wicks Communication & Media Partners, L.P., the board of directors of HealthPoint Capital, a global medical device company, and as chairman of the board of directors of Cicero, Inc., a publicly traded provider of business integration software, since May 2007. Also, Mr. Steffens serves on the Dartmouth Medical School board of overseers, which he was appointed to on October 1, 2011. From June 2004 to February 2009, Mr. Steffens served on the public board of Aozora Bank, Ltd., a financial services institution in Japan. Mr. Steffens has served as chairman of the Securities Industry Association and as a trustee of the Committee for Economic Development and is currently national chairman emeritus of the Alliance for Aging Research. Mr. Steffens’s years of investment experience, advisory work and senior leadership positions at Merrill Lynch devoted to private client work provide us with an investor perspective. Mr. Steffens’s extensive contacts developed through his service with a significant number of securities and financial firms provide us with a view into markets that is invaluable. Mr. Steffens’s service as a director of other public companies also help provides us with different perspectives on corporate governance matters and best practices.

J. RONALD TERWILLIGER	Committees:	Education:

Age: 76	Nominating & Corporate Governance	Honor Graduate – U.S. Naval Academy
Trustee Since: 2016		MBA – Harvard Business School

J. Ronald Terwilliger has served as an Independent Trustee of the Company since January 2016. Mr. Terwilliger served on the board of directors of CAH until the closing of the Internalization and the Merger.  Mr. Terwilliger currently serves as non-executive chairman of Terwilliger Pappas Multifamily Partners, a firm that focuses on rental apartment development. Mr. Terwilliger currently serves as chairman emeritus of the board of Trammell Crow Residential Company, the largest developer of multi-family housing in the United States, which he joined in 1979 and served as chief executive officer from 1986 to 2008.  In addition to his post at Trammell Crow Residential Company, Mr. Terwilliger is both the chairman of the board of trustees of Enterprise Community Partners, a not-for-profit organization geared toward building and preserving affordable rental and for-sale housing, and vice chair of an affiliated company.  Mr. Terwilliger’s current leadership roles also include chairman emeritus of the Wharton Real Estate Center, chairman of the board of directors of I Have a Dream Foundation. Previously, Mr. Terwilliger served as a commissioner on the Bipartisan Policy Center Housing Commission and was the chairman of the international board of directors of Habitat for Humanity; he currently serves as an ex-officio member of the board and chairs Habitat for Humanity’s $4 billion Global Capital Campaign.  Mr. Terwilliger has also served as chairman of the Urban Land Institute and remains a trustee, and previously served as chairman of the National Association of Homebuilders multifamily leadership board. Mr. Terwilliger’s years of experience with Trammell Crow Residential Company both as chief executive officer and as chairman enhance our Board’s awareness of the residential real estate market and experience with managing a large portfolio of real estate assets. Mr. Terwilliger’s service on the boards of other real estate-based organizations also provide our Board with important perspectives into the real estate industry generally.

FREDERICK C. TUOMI	Committees:	Education:
Age: 62	None	BS – Georgia State University
Trustee Since: 2017		MBA – Georgia State University

Frederick C. Tuomi has served as a trustee of the Company since March 2017. Mr. Tuomi serves as the Chief Executive Officer of the Company. Mr. Tuomi served as co-president of CAH from March 2015 and chief operating officer from July 2013 until the closing of the Internalization and the Merger. He was responsible for setting CAH’s strategic direction and leading the operations of CAH’s single-family rental operations including construction/renovations, marketing, leasing, property management, asset management, human resources and information technology. Prior to joining CAH, Mr. Tuomi was executive vice president and president—property management for Equity Residential, which he joined in 1994. He led the development of Equity Residential’s property management group through years of rapid growth and expansion to become the largest multi-family REIT in the United States, while helping to pioneer its leading operational platform. Prior to Equity Residential, he was president of Residential Asset Management Group, a subsidiary of Post Properties. Throughout his 35-year career, he has served on numerous multi-family industry boards and executive committees, including the National Multi-Housing Council, California Housing Council, California Apartment Association and the USC Lusk Center for Real Estate. Since September 2014, Mr. Tuomi also serves as a director of Tejon Ranch Co. (NYSE: TRC), a diversified real estate development and agribusiness company. Mr. Tuomi serves on the board of directors and as treasurer of the National Rental Housing Council. Mr. Tuomi is a graduate of Georgia State University, with degrees in Business Information Systems and a Masters in Business Administration.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2017

Proposed Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for the calendar year ending December 31, 2017 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the shareholders choose not to ratify the appointment of Ernst & Young LLP.  The Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of our shareholders whenever the Audit Committee deems such termination appropriate.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. The representatives of Ernst & Young LLP will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

Recommendation of Our Board and the Audit Committee

Our Board and its Audit Committee recommend that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the calendar year ending December 31, 2017. Abstentions and broker non-votes will have no effect on the vote on this proposal.

Changes in Independent Registered Public Accounting Firm

On January 5, 2016, the Audit Committee approved and appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the calendar year ending December 31, 2016.  In connection with the engagement of Ernst & Young LLP, we notified Deloitte & Touche LLP that it would be dismissed as our independent registered public accounting firm after completing its engagement for our calendar year ended December 31, 2015 upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2015.  We gave permission to Deloitte & Touche LLP to respond fully to the inquiries of the successor auditor. Upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2015 on February 29, 2016, Deloitte & Touche LLP was dismissed as our independent registered public accounting firm.

Deloitte & Touche LLP’s reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

We provided Deloitte & Touche LLP with a copy of the disclosures set forth in our Current Report on Form 8-K filed on February 29, 2016 and requested that Deloitte & Touche LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Deloitte & Touche LLP’s letter dated February 29, 2016 was filed as Exhibit 16.1 to the Form 8-K. The letter indicated, among other things, that Deloitte & Touche LLP did not disagree with any of the statements made in the Form 8-K.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP and Deloitte & Touche LLP with respect to our annual financial statements for the calendar years ended December 31, 2016 and 2015, respectively, and fees billed for other services rendered by Ernst & Young LLP and Deloitte & Touche LLP during those periods.  The Audit Committee considered the non-audit services provided by Ernst & Young LLP and determined that the provision of such services was compatible with maintaining Ernst and Young LLP’s independence.

Calendar Year Ended December 31,
	2016	2015
	Ernst & Young LLP	Deloitte & Touche LLP
Audit Fees(1)	$2,924,317	$1,222,000
Audit Related Fees(2)	295,000	388,232
Tax Fees(3)	15,373	527,124
All Other Fees(4)	-	14,000
Total Fees	$3,234,690	$2,151,356

(1)

Audit Fees primarily represent, for the calendar years ended December 31, 2016 and 2015, fees for the audits and quarterly reviews of the financial statements filed with the SEC in annual reports on Form 10‑K (including, for Ernst & Young LLP, $1.0 million for filings related to the audited financial statements of CAH as of December 31, 2015) and quarterly reports on Form 10-Q, audit services in connection with statutory filings (including $0.5 million for filings related to the Merger and Internalization), consents, and review of documents filed with the SEC.

(2)

Audit Related Fees represents: for the calendar year ended December 31, 2016, diligence performed in connection with our securitizations; and for the calendar year ended December 31, 2015, our subscription to Deloitte & Touche LLP’s online accounting and reporting technical library and also included fees related to diligence performed in connection with the Merger.

(3)	Tax Fees primarily represent, for the calendar years ended December 31, 2016 and 2015, fees for professional services for tax compliance, tax advice and tax planning.
(4)	All Other Fees primarily represent, for the calendar years ended December 31, 2015, expenses incurred.

Pre-Approval Policies for Services of Independent Registered Public Accounting Firm

In accordance with Audit Committee policy and requirements of law, the Audit Committee pre-approves all services to be provided by the independent registered public accounting firm, including all audit services, permitted audit-related services, tax services and other services.  In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget.  The Audit Committee has authorized its chairperson to pre-approve additional services and, if the chairperson of the Audit Committee pre-approves a service pursuant to this authority, he reviews the matter with the full Audit Committee at its next regularly scheduled meeting.  To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm.  We obtain these services from other firms as needed.

For the calendar year ended December 31, 2016, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee pursuant to such policies.  For the calendar year ended December 31, 2015, all services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee pursuant to such policies.

PROPOSAL 3: APPROVAL OF THE COLONY STARWOOD HOMES 2017 EMPLOYEE SHARE PURCHASE PLAN

Shareholders are being asked to approve the ESPP.  The ESPP was approved by our Board on February 22, 2017.

Our Board recommends that you vote “FOR” the adoption of this resolution approving the Colony Starwood Homes 2017 Employee Share Purchase Plan. Abstentions will have the same effect as votes against this proposal, and broker non-votes will have no effect on the vote on this proposal.

Purpose of the ESPP

The purpose of the ESPP is to offer employees an opportunity to purchase common shares directly from us at a discounted price and to align their interests with those of our shareholders.  The ESPP will broaden employee access to our common shares by offering employees the opportunity to purchase our common shares through convenient payroll deductions.

Summary of the ESPP

The ESPP provides employees with the opportunity to accumulate payroll deductions during quarterly offering periods, which will be used to purchase our common shares at the end of each offering period.  The initial purchase price will be equal to 85% of the fair market value of a common share on the last trading day of the offering period.  The purchase of common shares during any offering will be subject to limits imposed by Section 423 of the Code and the ESPP.

The following is a summary of the material terms of the ESPP and is qualified in its entirety by reference to the full text of the ESPP attached to this Proxy Statement as Appendix A.  Please refer to Appendix A for a more complete description of the terms of the ESPP.

Eligibility

All our employees and all employees of our participating subsidiaries that have been employed by us or such a subsidiary for six continuous months on the last business day preceding an offering period will be eligible to participate in the ESPP, except for part-time employees who work less than 20 hours per week and temporary employees who work less than five months per year.  A terminating employee will generally be withdrawn from the ESPP and refunded any contributions made as of his or her date of termination.

Offering Periods

Subject to shareholder approval, the first offering period will commence on April 1, 2017 and will have a three-month duration, closing on June 30, 2017.  Subsequent non-overlapping offering periods will follow every three months, with share purchases occurring at the end of each offering.  The Compensation Committee has the authority to change the timing and duration of future offering periods.

Participation

Eligible employees may elect to participate in the ESPP by making an election to contribute a percentage of their  compensation (as defined below) through payroll deduction.  Elections must be made in whole percentages, with a minimum of 1% and a maximum of 80%.  The contribution election will generally be taken during an enrollment period in the month preceding the opening of the offering period.  Contribution elections will be maintained for future offerings unless the employee elects to change the rate of contribution during an enrollment period or elects to withdraw from the ESPP.  Increases to the contribution rate, or decreases to the contribution rate (other than to suspend future contributions) are not permitted outside of enrollment windows.

Eligible Compensation

Compensation under the ESPP is defined as regular straight-time earnings or base salary, bonuses and commissions (determined before giving effect to any elective salary reduction or deferral agreements) and including vacation, sick time, paid-time-off,  and short term disability pay, but excludes all other forms of compensation.  Cash-based and share-based incentive compensation and sales commissions are excluded from compensation under the ESPP.

Participant Accounts

Accounts will be established for each participant to accumulate payroll deductions.  No interest will accrue on a participant’s payroll deductions or any other amount credited to the account.  Participants will be provided with information related to account activity, including balances, payroll deductions, purchase prices and shares purchased.  The funds allocated to a participant’s Account will remain the property of the participant but may be used by the Company for any corporate purpose to the extent permitted by applicable law and may also be commingled with the general funds of the Company except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

Purchase of Common Shares

At the end of an offering period, the balance of each participant’s account will be used to purchase whole common shares.  The purchase price will be equal to 85% of the fair market value of a common share on the last day of the offering period.  Fractional shares may not be purchased, and any remaining contributions that are not sufficient to purchase a whole share will be retained in the participant’s account for the subsequent offering period.

No employee will be authorized to purchase our common shares through the ESPP if, immediately after the purchase, such employee (or any other person whose shares would be attributed to such employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing 5% or more of the total combined voting power or value of all classes and series of shares of the Company or any subsidiary.  In addition, no participant will be entitled to purchase our common shares under the ESPP at a rate which, when aggregated with his or her rights to purchase our common shares under all other employee share purchase plans of the Company or any participating subsidiary, exceeds $25,000 in fair market value, determined as of the grant date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the participant under any such plans is outstanding at any time.

Our common shares will be issued to participants as promptly as administratively feasible after each purchase date.

Transferability

Shares purchased by participants under the ESPP will be held in a brokerage account established for the benefit of each participant.  A participant will be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her brokerage account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s brokerage account.  Each participant must give us prompt written notice of any disposition or other transfer of shares pursuant to the exercise of an option acquired under the ESPP, if such disposition or transfer is made within two years after the offering date or within one year after the purchase date.

Withdrawal and Termination of Employment

During an offering period, an employee may elect to reduce his or her contribution to 0% or may elect to fully withdraw from the ESPP at any time prior to the first day of the last month of the offering period.  If a participant requests to withdraw from the ESPP, contributions made during the current offering period will be refunded in full.  Partial withdrawals are not permitted.

Upon termination of a participant’s employment for any reason, or upon a change in the participant’s employment status following which the participant is no longer an eligible employee for purposes of the ESPP, the employee will be withdrawn from the ESPP and contributions will be refunded.

Authorized Shares

The maximum number of our common shares that may be purchased under the ESPP will be 1,000,000 shares, subject to adjustment as described in the ESPP document.  A participant will have no interest or voting rights in common shares covered by the ESPP unless and until shares are issued to the participant following a purchase.

Administration

The ESPP will be administered by our Board, and our Board has delegated its fully authority under the ESPP to the Compensation Committee.  Subject to the terms of the ESPP, the Compensation Committee shall have full authority and discretion to construe the terms of the ESPP and make factual determinations under the ESPP, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP.  The Compensation Committee may delegate to such senior officer(s) of the Company as it may designate any of its responsibilities or duties under the ESPP.

U.S. Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.  Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

If the participant disposes of common shares acquired pursuant to the purchase rights granted under the ESPP more than two years from the applicable grant date, or more than one year from the applicable purchase date if later, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the grant date.  Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain.  The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

If the participant disposes of common shares acquired pursuant to the purchase rights granted under the ESPP within two years after the applicable grant date or one year after the applicable purchase date, if later, the employee will recognize ordinary income on the excess of the fair market value of the shares on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The above is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP.  This summary deals with the general federal income tax principles that apply and is provided only for general information.  Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.  The summary above does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances.  Further, this summarized tax information is not tax advice, and a participant in the ESPP should rely on the advice of his or her legal and tax advisors.

New Plan Benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, plan contributions are discretionary, and benefits are based on future prices of our common shares.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COLONY STARWOOD HOMES EQUITY PLAN

Shareholders are being asked to approve the Equity Plan Amendment.  Our Board adopted the Equity Plan Amendment on March 29, 2017, subject to approval by our shareholders.  The Equity Plan Amendment makes the following changes to the Equity Plan:

•	an increase by 2,500,000 in the number of our common shares of beneficial interest available to be awarded under the Amended Equity Plan;
•	a change in the name of the plan from the “Starwood Waypoint Residential Equity Plan” to the “Colony Starwood Homes Equity Plan”; and
•	certain other clean-up and clarifying changes.

Our Board recommends that you vote “FOR” the approval of the amendment to the Colony Starwood Homes Equity Plan. Abstentions will have the same effect as votes against this proposal, and broker non-votes will have no effect on the vote on this proposal.

Proposed Share Reserve

Background of Reasons for and the Determination of Shares Under the Amended Equity Plan

In its determination to approve the Equity Plan Amendment, our Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for its employees, trustees and consultants. In determining the number of shares by which to increase the share reserve under the Amended Equity Plan, our Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by and recommendations of FTI, the Compensation Committee’s independent compensation consultant.

This review included a consideration of the following key metrics, factors and philosophies:

Shares Available for Issuance

The Equity Plan Amendment increases the shares reserved for issuance thereunder by 2,500,000. As of March 17, 2017, there were 759,695 shares available under the Equity Plan. By increasing the reserved shares, we believe we will be able to continue to use equity awards to attract, retain and motivate employees. We believe that having an equity plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that our executive compensation is structured in a manner that aligns the executives’ interests with our success. If our shareholders approve this increase in the shares available for grants under the Amended Plan, we anticipate we will have sufficient shares to provide equity awards to attract, retain and motivate employees for approximately the next six to seven years.

As of March 17, 2017, there were 113,078,115 of our common shares outstanding and 5,923,109 OP Units outstanding. Also, as of March 17, 2017, an aggregate of (i) 713,674 shares underlying unvested RSUs granted under the Equity Plan were outstanding and (ii) performance share awards with a maximum aggregate of 288,450 shares were outstanding and not yet earned under the Equity Plan.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2014 through 2016 period, and the corresponding burn rate, which is defined as the number of shares subject to share awards granted (or, for awards subject to performance based vesting, earned) in a fiscal year divided by the weighted-average common shares outstanding for that fiscal year:

Year	Total Full Value Awards Granted(1)		Weighted Average Common Shares Outstanding	Burn Rate(2)

2016	551,201		101,633,326	0.54%
2015	274,459		37,949,784	0.72%
2014	989,953	(3)	38,623,893	2.56%

			3-Year Average	1.28%

Footnotes:

(1) Total full value awards granted are the sum of time-based full value shares granted each fiscal year. Includes restricted shares granted under our Non-Executive Trustee Share Plan of 28,192 shares, 15,612 shares and 12,388 shares in 2016, 2014 and 2013, respectively.

(2) The burn rate is equal to the shares granted as a percentage of the weighted average common shares outstanding.  Grants and weighted average common shares outstanding for 2014 and 2015 represent amounts prior to the Merger.

(3) For 2014, includes a non-recurring grant of 777,574 shares granted to the Manager prior to the Internalization.

Background of Reasons for and the Determination of Shares Under the Equity Plan Amendment

In its determination to approve the Equity Plan Amendment, our Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for its employees, trustees and consultants. In determining the number of shares by which to increase the reserve under the Equity Plan Amendment, our Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by and recommendations of FTI, the Compensation Committee’s independent compensation consultant.

This review included a consideration of the following key metrics, factors and philosophies:

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time.

Section 162(m)

In addition to the above, we are asking shareholders to approve the Equity Plan Amendment to satisfy the shareholder approval requirements of Section 162(m).

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Amended Equity Plan is discussed below, and shareholder approval of this Proposal 4 will be deemed to constitute approval of the material terms of the Amended Equity Plan for purposes of the shareholder approval requirements of Section 162(m).

Shareholder approval of the material terms of the performance goals of the Amended Equity Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended Equity Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission for shareholder approval of the material terms of the performance goals of the Amended Equity Plan should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended Equity Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Shareholder Approval

If shareholders do not approve this Proposal 4, the proposed additional shares will not become available for issuance, the Equity Plan will continue in full force and effect and we may continue to grant performance-vesting and other equity awards under the Equity Plan, whether or not such awards are subject to Section 162(m)’s compensation deduction limit.

Purpose of Equity Plan

We adopted the Equity Plan to provide incentive compensation to attract and retain qualified trustees, officers, advisors and consultants. The Equity Plan is administered by the Compensation Committee.

Description of Amended Equity Plan

The Amended Equity Plan will provide for the grant of options, share appreciation rights, restricted common shares, RSUs, long-term incentive plan (“LTIP”) units, dividend equivalent rights and other equity-based awards to our trustees, officers advisors or consultants on such terms and conditions as the Compensation Committee deems consistent with the purposes of the Amended Equity Plan. Such awards may be granted with vesting, value and/or payment contingent upon attainment of one or more performance goals. Each award will be evidenced by an award agreement containing the terms and conditions applicable to such award.

LTIP units are a special class of limited partnership units in our Operating Partnership that are structured to qualify as profits interests for tax purposes, with the result that at issuance they have no capital account in our operating partnership. Any LTIP units issued by our Operating Partnership may be subjected to vesting requirements as determined by the Compensation Committee.

Eligibility

Awards under the Amended Equity Plan may be granted to natural persons who, as of the date of grant, provide services to the Company as trustees, officers, advisors or consultants. In determining the type of award to be granted and the terms and conditions of such award, our Board will take into account any factors as our Board may deem relevant in connection with accomplishing the purposes of the Amended Equity Plan.

Administration

The Amended Equity Plan will be administered by the Compensation Committee. The Compensation Committee, as appointed by our Board, has the full authority (1) to grant awards, (2) to determine the persons to whom and the time or times at which awards shall be granted, (3) to determine the type and number of awards to be granted, the number of common shares to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award, (4) to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered, (5) to make adjustments in the terms and conditions of awards, (6) to construe and interpret the equity incentive plans and any award, (7) to prescribe, amend and rescind rules and regulations relating to the applicable equity incentive plan, (8) to determine the terms and provisions of the award agreements (which need not be identical for each participant) and (9) to make all other determinations deemed necessary or advisable for the administration of the applicable equity incentive plan. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

Available Shares

Following approval by shareholders, the maximum number of shares that may be made subject to awards under the Amended Equity Plan will be equal to 5,432,697 shares, of which 3,259,695 shares remain available for future awards. If any vested awards under the Amended Equity Plan are paid or otherwise settled without the issuance of our common shares, or any of our common shares are surrendered to or withheld by us as payment of the exercise price of an award and/or withholding taxes in respect of an award, the shares that were subject to such award will not be available for re-issuance under the Amended Equity Plan. If any awards under the Amended Equity Plan are cancelled, forfeited or otherwise terminated without the issuance of our common shares (except as described in the immediately preceding sentence), the shares that were subject to such award will be available for re-issuance under the Amended Equity Plan. Shares issued under the Amended Equity Plan may be authorized but unissued shares or shares that have been reacquired by us.

In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, common shares, or other property), recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended Equity Plan, then the Compensation Committee will make equitable changes or adjustments to any or all of: (1) the number and kind of our shares of beneficial interest or other property (including cash) that may thereafter be issued in connection with awards; (2) the number and kind of our shares of beneficial interest or other property (including cash) issued or issuable in respect of outstanding awards; (3) the exercise price, base price or purchase price relating to any award; and (4) the performance goals, if any, applicable to outstanding awards. In addition, the Compensation Committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to our shares of beneficial interest). Awards under the Amended Equity Plan will be intended to be either exempt from, or comply with, Section 409A of the Code.

Termination and Amendment

The Amended Equity Plan will expire on January 16, 2024, unless terminated earlier by our Board. Our Board may terminate, amend, modify or suspend the Amended Equity Plan in whole or part at any time, provided that any amendment that requires shareholder approval in order to comply with law, regulation or any stock exchange requirement will not be effective unless approved by the requisite vote of shareholders.

Unless otherwise determined by the Compensation Committee and set forth in an individual award agreement, (i) upon termination of an award recipient’s services to us, any then unvested awards will be cancelled and forfeited without consideration, and (ii) upon a change in control of us (as defined under the Amended Equity Plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved, provided, that with respect to an award that is subject to Section 409A of the Code, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences generally arising with respect to grants and awards under the Amended Equity Plan. This discussion does not address all aspects of the U.S. federal income tax consequences of participating in the Amended Equity Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-U.S. tax consequences of participating in the Amended Equity Plan. This section is based on the Code, its legislative history, existing and proposed regulations under the Code and published rulings and court decisions, all as in effect as of the date of this document. These laws are subject to change, possibly on a retroactive basis. Each participant is advised to consult such participant’s own tax advisor concerning the application of the U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any of the following awards.

In general, a participant will not recognize taxable income at the time a share option is granted. Upon exercise of a share option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the common shares purchased over their exercise price. A participant has no taxable income at the time share appreciation rights are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the fair market value of any common shares delivered and the amount of any cash paid by the Company. A participant who is granted restricted shares, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted share is granted, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the common shares at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted share is granted in an amount equal to the fair market value of the shares on that date. A participant who is granted RSUs, including RSUs subject to performance conditions, will not recognize taxable income at the time such award is granted. When the restrictions applicable to the award lapse, and the common shares subject to the RSUs are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common shares on the date of transfer and the amount of any cash paid by us. The taxation of other share based awards will depend on how such awards are structured. Subject to the deduction limitations under Section 162(m), we may deduct, as a compensation expense, the amount of ordinary income recognized by a participant in connection with the Amended Equity Plan at the time such ordinary income is recognized by that participant.

PROPOSAL 5: APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing shareholders a non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed in this Proxy Statement, including in the “Executive Compensation—Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.  We are asking our shareholders to indicate their support for our Named Executive Officer compensation by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that Colony Starwood Homes shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Abstentions and broker non-votes will have no effect on the vote on this proposal.

The vote on our executive compensation programs is advisory and not binding on the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation programs, will consider the outcome of the vote when making future compensation decisions regarding our Named Executive Officers.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals received from shareholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act.  Shareholder proposals are eligible for consideration for inclusion in the proxy statement for the 2018 annual meeting of shareholders if they are received by us on or before December 1, 2017.  Any proposal should be directed to the attention of our Corporate Secretary at Colony Starwood Homes, 8665 East Hartford Drive, Scottsdale, Arizona 85255.  In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be delivered to our Corporate Secretary at our principal executive offices not later than the last date for submission of shareholder proposals under our Bylaws.  Our Bylaws currently provide that, in order for a proposal to be “timely,” it must be received not earlier than 5:00 p.m., Eastern time on the 150th day (i.e., November 1, 2017) nor later than 5:00 p.m., Eastern time on the 120th day (i.e., December 1, 2017) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders.  However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than 5:00 p.m., Eastern time, on the 150th day prior to the date of such annual meeting of shareholders and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting of shareholders, as originally convened, or the 10th day after the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

Our Board knows of no other business to be brought before the Annual Meeting.  If any other matters properly come before the Annual Meeting, or any postponement or adjournment thereof, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in the discretion of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized.  The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

ANNEX A: NON-GAAP FINANCIAL MEASURES RECONCILIATION

Definitions and Reconciliations

“Same Store Homes” represents homes that have been stabilized for at least 15 months prior to the start of the measurement period, excluding any homes that have been disposed of, removed from service or returned to the development home pool for significant renovation. “Full Year Same Store Homes” represents homes that met the definition of Same Store Homes as of January 1, 2016.

“Occupancy” represents the percentage of an identified rental unit population occupied as of the measurement period and is calculated by dividing (a) the number of occupied units in such identified population of rental units as of the last day of the measurement period by (b) the number of rental units in such identified population of rental units.

“Annualized Turnover” is calculated by dividing (a) the number of homes that become unoccupied during a period of time by (b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage (e.g., multiplying a three month turnover measurement by four).

NOI

“Net Operating Income” or “NOI” represents rental and other property revenues less property operating expenses. We have presented NOI for Same Store Homes as we believe this NOI measure to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflects the operations of our business. Refer to the table below for a reconciliation of net loss attributable to common shareholders to NOI.

“Core NOI” is calculated by subtracting property and operating costs for the properties in the relevant sample from rental and fee income for the properties in the relevant sample adjusted to eliminate the impact of bad debt expense, which eliminates (a) revenues and expenses we believe are not directly related to the operating performance of the homes themselves and (b) GAAP presentations of resident chargeback fees and bad debt expense to provide a clearer presentation of rental and fee income streams as well as associated expenses. Core NOI is a non-GAAP measure of operating performance that we believe assists investors in assessing the performance of our portfolio of single-family homes, which is our core operating business.

The Core NOI and NOI measures included in this prospectus supplement should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of our performance or as measures of liquidity. Although we use these non-GAAP measures for comparability in assessing our performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other REITs.

The following table sets forth a reconciliation of net loss attributable to common shareholders to NOI, Same Store NOI and Same Store Core NOI margin for the periods presented:

	Year ended December 31,
(Dollars in thousands)	2015	2016
	(pro forma)
Reconciliation of net loss to NOI
Net loss attributable to combined company	$ (55,545)	$ (81,267)
Add (deduct) adjustments to get to total
NOI
Gain (loss) from discontinued operations (NPL/REO)	(70,527)	17,787
General and administrative	62,738	54,332
Share-based compensation	7,229	2,853
Interest expense	164,206	152,167
Depreciation and amortization	155,403	178,763
Transaction-related expense	—	29,496
Impairment of real estate	14,902	750
Realized (gain) loss on sales of investments in real estate, net	1,587	(4,673)
Equity in income from unconsolidated joint ventures	(266)	(738)
Other (expense) income, net	1,635	2,395
Income tax expense	975	736
Net income attributable to non- controlling interests	(3,435)	(5,218)
Total NOI	$ 278,902	$ 347,383
Add (deduct) adjustments to get to total portfolio NOI
Property management integration costs	—	2,108
Non-portfolio NOI components:
Property operating revenues on non- portfolio homes	(118,703)	(172,997)
Property operating expenses on non- portfolio homes	62,718	70,925
Total Non-portfolio NOI	$ (55,985)	$(102,072)
Total Same Store NOI	$ 222,917	$ 247,419
Calculation of Same Store Core NOI margin:
Rental income	$ 361,216	$ 384,167
Fee income	7,244	9,982
Less bad debt expense	(6,000)	(6,508)
Total core rental revenues	$ 362,460	$ 387,641
Same Store Core NOI margin	61.5%	63.8%
Same Store Property Count	22,363	22,363

APPENDIX A: COLONY STARWOOD HOMES 2017 EMPLOYEE SHARE PURCHASE PLAN

Colony Starwood Homes

2017 Employee Share Purchase Plan

This Colony Starwood Homes 2017 Employee Share Purchase Plan (the “Plan”) is effective April 1, 2017 subject to approval by the Company’s shareholders. The Plan is a new Employee Share Purchase Plan, is intended to qualify as an “Employee Stock Purchase Plan” as set forth in Section 423 of the Code, and shall be interpreted in a manner that is consistent with that intent.

1. Purpose and Structure of the Plan

The purpose of this Plan is to provide eligible employees of the Company and Participating Companies who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

2. Definitions.

2.1 “Account” means the funds accumulated with respect to an individual employee as a result of deductions from such employee’s paycheck (or otherwise as permitted in certain circumstances under the terms of the Plan) for the purpose of purchasing common shares under this Plan. The funds allocated to an employee’s Account shall remain the property of the employee at all times but may be used by the Company for any corporate purpose to the extent permitted by applicable law and may also be commingled with the general funds of the Company except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

2.2 “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest of at least Fifty “50” percent ownership both as to vote and value.

2.3 “Administrator” means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 22.

2.4 “Board” means the Board of Trustees of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 22.

2.7 “Company” means Colony Starwood Homes and any successor thereto, and where required by the context, shall include any Participating Company.

2.8 “Compensation” means an employee’s regular straight-time earnings or base salary, bonuses and commissions (determined before giving effect to any elective salary reduction or deferral agreements) and including vacation, sick time, paid-time-off,  and short term disability pay and excluding overtime, severance pay, long term disability payments funded through insurance,  relocation expenses, sign-on bonuses, expense reimbursements, commuting or automobile allowances,  shift differentials, incentive compensation (including without limitation any share plan, share award, share purchase, RSU or similar Plan) and payout of nonqualified deferred compensation from the Company or any Subsidiary.

2.9 “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

2.10 “Effective Date” means April 1, 2017, subject to the Plan obtaining shareholder approval in accordance with Section 30.

2.11 “Employee” means any person who renders services to the Company or a Participating Company as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Company that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.12 “Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Company for 6 continuous and consecutive months on the last business day preceding the Offering Date for an Offering Period ; (ii) is customarily employed for at least twenty (20) hours per week; and (iii) is customarily employed for more than five (5) months in any calendar year.

2.13 “Enrollment Agreement” means an agreement (which may be electronic) between the Company and an Employee, in such form as may be established by the Company from time to time, pursuant to which the Employee elects to participate in this Plan, elects changes with respect to such participation as permitted under the Plan, or elects to stop payroll deductions and withdraw from an Offering Period.

2.14 “ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for shares purchased under the Plan by participants.

2.15 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” means the closing bid price as reported on the New York Stock Exchange (or if the common shares are not then listed on such exchange, such other national securities exchange on which the shares are then listed).

2.17 “Offering Date” as used in this Plan shall be the commencement date of an Offering Period.

2.18 “Offering Period” means the three (3) month calendar quarter period during which the participant’s share purchase is funded through payroll deduction accumulations.  The first Offering Period shall begin on the Effective Date and continue until the last Trading Date of the calendar quarter containing the Effective Date.  Each subsequent Offering Period following the first Offering Period shall begin on the first day of the calendar quarter next following the preceding Purchase Date and continue until the last Trading Date of the calendar quarter in which such purchase began.

2.19 “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan.

2.20 “Plan” means this Colony Starwood Homes 2017. Employee Share Purchase Plan, as set forth herein and as amended from time to time.

2.21 “Purchase Date” means the last Trading Date of each calendar quarter.

2.22  “Purchase Price” is the price  of a common share  of the Company as established pursuant to Section 5 of the Plan.

2.23 “Securities Act” means the Securities Act of 1933, as amended.

2.24 “Subsidiary” means any domestic corporation (other than the Company), that is in an unbroken chain of corporations beginning with Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Code Section 424(f).

2.25 “Trading Date” means a day on which the New York Stock Exchange is open for trading.

3. Employees Eligible to Participate. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

4. Offerings. Subject to shareholder approval at the next regularly scheduled shareholder meeting to be held in May of 2017, and subject to the right of the Company in its sole discretion to sooner terminate the Plan, the first offering will commence April 1, 2017, and the Plan will operate with separate consecutive three-month Offering Periods as defined above.  Unless a termination of or change to the Plan has previously been made by the Company, the final offering under this Plan shall commence on October 1, 2027 and shall terminate on December 31, 2027. In order to become eligible to purchase shares, an Employee must complete and submit an Enrollment Agreement and any other necessary documents pursuant to Section 7. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

5. Price. The Purchase Price per share shall be eighty-five percent (85%) of the Fair Market Value of a common share on the Purchase Date correlating to the Offering Period provided that the Purchase Price per common share will in no event be less than the par value of a common share.

6. Number of Shares to be Offered. The maximum number of common shares that will be offered under the Plan is One Million (1,000,000) shares, subject to adjustment as permitted under Section 20.1. The shares to be sold to participants under the Plan will be common shares of beneficial interest in the Company. No option granted under the Plan shall permit a participant to purchase common shares which, if added together with the total number of common shares purchased by all other participants in such offering would exceed the total number of common shares remaining available under the Plan. Thus, if the total number of common shares for which options are to be granted on any date in accordance with Section 12 exceeds the number of common shares then available under the Plan (after deduction of all shares for which options have been exercised under the Plan or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of the reduction to each Employee affected.

7. Participation.

7.1 An Eligible Employee may become a participant by completing an Enrollment Agreement provided by the Company and submitting it to the Company, or with such other entity designated by the Company for this purpose, in accordance with the enrollment procedures established by the Committee at least 5 days prior to the commencement of the offering to which it relates. The Enrollment Agreement may be completed at any time after the Employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company’s designee for this purpose).  Participation in the Plan is entirely voluntary.

7.2 Payroll deductions for a participant shall commence on the first payroll date following the Offering Date as described above and shall continue through subsequent offerings pursuant to Section 10 until the participant’s termination of employment, subject to modification by the Employee as provided in Section 8.1, and unless participation is earlier withdrawn or suspended by the Employee as provided in Section 9.

7.3 Payroll deduction shall be the sole means of accumulating funds in a participant’s Account.

7.4 The Company may require current participants to complete a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8. Payroll Deductions.

8.1 Submission of the Enrollment Agreement pursuant to Section 7 shall constitute authorization for deductions to be made from the Employee’s Compensation on each payday during the time he or she is a participant in an offering, at any non-fractional percentage rate from 1% to 80%. A participant may change his or her payroll deduction percentage election, including changing the payroll deduction percentage to zero, effective as of any Offering Date by filing a revised authorization, provided the revised authorization is filed at least 5 days prior to such Offering Date.

8.2 All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into his or her Account nor may payment for shares be made other than by payroll deduction.

8.3 A participant may withdraw from or suspend his or her participation in the Plan as provided in Section 9, but no other change can be made during an offering with respect to that offering. A participant may also make a prospective election, by changing his or her payroll deduction percentage to zero as set forth in Section 8.1, to cease participation in the Plan effective as of the next Offering Date. Other changes permitted under the Plan may only be made with respect to an offering that has not yet commenced.

9. Withdrawal and Suspension.

9.1 An Employee may withdraw from an offering, in whole but not in part, at any time prior to the first day of the last calendar month of such offering by submitting a withdrawal notice to the Company, in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter and terminate the participant’s option.

9.2 An Employee may, at any time prior to the first day of the last calendar month of an offering, reduce to zero the percentage by which he or she has elected to have his or her Compensation reduced, thereby suspending participation in the Plan. The reduction will be effective as soon as administratively feasible after receipt of the participant’s election. Shares shall be purchased in accordance with Section 13 based on the amounts accumulated in the participant’s Account prior to the suspension of payroll deductions.

9.3 If an Employee withdraws or suspends his or her participation pursuant to Sections 9.1 or 9.2, he or she shall not participate in a subsequent offering unless and until he or she re-enters the Plan. To re-enter the Plan, an Employee who has previously withdrawn or suspended participation by reducing payroll deductions to zero must file a new Enrollment Agreement in accordance with Section 7.1. The Employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal or suspension.

10. Automatic Re-Enrollment. At the termination of each offering each participating Employee who continues to be eligible to participate pursuant to Section 3 shall be automatically re-enrolled in the next offering, unless the Employee has advised the Company otherwise by (i) submitting a new Enrollment Agreement in accordance with Section 7.1, (ii) withdrawing or suspending participation in the Plan in accordance with Section 9, or (iii) terminating employment or otherwise becoming ineligible to participate in the Plan. Upon termination of the Plan, any balance in each Employee’s Account shall be refunded to him.

11. Interest. No interest will be paid or allowed on any money in the Accounts of participating Employees, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

12. Granting of Option. On each Offering Date, this Plan shall be deemed to have granted to the participant an option for as many common shares as he or she will be able to purchase with the amounts credited to his or her Account during his or her participation in that offering. Notwithstanding the foregoing, no participant may exercise such option as would permit his or her rights to purchase common shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such common shares (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

13. Exercise of Option. Each Employee who continues to be a participant in an offering on the last Trading Date of that offering shall be deemed to have exercised his or her option on that date and shall be deemed to have purchased from the Company the number of whole common shares reserved for the purpose of the Plan as the balance of his or her Account on such date will pay for at the Purchase Price. No fractional shares may be purchased.  If any accumulated deductions remain in a participant’s Account after the purchase of whole common shares, then such remaining amount shall be held in the participant’s Account and used to purchase common shares at the Purchase Price on the next succeeding Purchase Date, subject to earlier withdrawal by the participant in accordance with Section 8 or termination of employment in accordance with Section 17.

14. Employee’s Rights as a Shareholder. No participating Employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 13 above and the shares have been issued by the Company.

15. Evidence of Share Ownership.

15.1 Following the end of each offering, the number of common shares purchased by each participant shall be deposited into an account established in the participant’s name at the ESPP Broker. The Committee may permit or require that the shares be deposited directly into such account and may require that the shares be retained with such ESPP Broker for a specified period of time.

15.2 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s ESPP Broker account.

15.3 Each participant shall give the Company prompt written notice of any disposition or other transfer of shares pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

16. Rights Not Transferable. No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive shares under the Plan other than by will, the laws of descent and distribution or to a beneficiary as provided in Section 18, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.  During the Employee’s lifetime, only the Employee can make decisions regarding the participation in or withdrawal from an offering under the Plan.

17. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, or a change in the participant’s employment status following which the participant is no longer an Eligible Employee, the participant will be deemed to have withdrawn from the Plan and the balance in the Account of a participating Employee shall be paid to the Employee, or in the case of the participant’s death, to the beneficiary elected in accordance with Section 18. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Administrator in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

18. Designation of Beneficiary. A participant may file, on forms supplied by the Committee, either in written or electronic form, a designation of beneficiary of who is to receive any shares of common stock from the participant’s account established with the ESPP Broker in the event of such participant's death. In addition, a participant may file, either in written or electronic form as permitted by the Committee, a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the participant's account in the event of the participant's death prior to the Purchase Date of an Offering Period.

19. Amendment or Discontinuance of the Plan. The Committee and the Board shall have the right at any time and without notice to amend, modify or terminate the Plan; provided that no such amendment of the Plan shall, except as provided in Section 20.1, increase the total number or total value of shares to be offered under the Plan above the limit specified in Section 6 unless shareholder approval is obtained therefor.  If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase common shares will be returned to participants (without interest, except as otherwise required by law) as soon as administratively practicable.

20. Changes in Capitalization, Dissolution or Liquidation, or Corporate Transactions.

20.1 In the event that any dividend or other distribution (whether in the form of cash, common shares, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common shares or other securities of the Company, or other change in the Company's structure affecting the common shares occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of common shares that may be delivered under the Plan, the Purchase Price per share and the number of common shares covered by each outstanding option under the Plan, and the numerical limits of Section 6.

20.2 Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company's proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each participant with written notice, which may be electronic, of the new Purchase Date and that the participant's option will be exercised automatically on such date, unless before such time, the participant has withdrawn from the Offering in accordance with Section 9.

20.3 In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each participant with written notice, which may be electronic, of the new Purchase Date and that the participant's option will be exercised automatically on such date, unless before such time, the participant has withdrawn from the Offering in accordance with Section 9.

21. Share Ownership. Notwithstanding anything in the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if immediately after the grant of the option, such Eligible Employee (or any other person whose shares would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital shares of the Company or hold outstanding options to purchase shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary.

22. Administration and Board Authority.

22.1 The Plan shall be administered by the Board. The Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under this Plan to such senior officer(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Committee includes, without limitation, the authority to (i) interpret the terms of this Plan; (ii) designate from time to time which Subsidiaries will be Participating Companies; (iii) determine procedures for Eligible Employees to enroll in or withdraw from the Plan, including setting or changing payroll deduction percentages and obtaining necessary tax withholdings; (iv) allocate the available shares under the Plan for particular offerings; and (v) adopt amendments to the Plan, without limitation, including amendments to increase the shares available for issuance under the Plan pursuant to Section 20.1 (but not including increases in the available shares above the maximum Fair Market Value permitted by Sections 6 and 20.1 which shall require Board and shareholder approval). All expenses of administering the Plan shall be borne by the Company.

22.2 The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment or to comply with the laws applicable to such Subsidiaries. Those changes may include, without limitation, the exclusion of particular Subsidiaries from participation in the Plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company.

23. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the participant to the Plan, the Purchase Price of any common shares purchased with accumulated funds, the number of common shares purchased, and any payroll deduction amounts remaining in the participant's Account.

24. Notices. All notices or other communications by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

25. Termination of the Plan. This Plan will terminate at the earliest of the following:

(a) May 31, 2017, should the shareholders of the Company not approve this Plan;

(b) December 31, 2027;

(c) The date of the filing of a Notice of Termination by the Company or the effective date of a merger, conversion or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of any of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many shares as the balance of his or her Account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, any remaining balance of the employee’s Account will be refunded to the employee after that purchase;

(d) The date the Board acts to terminate the Plan in accordance with Section 19; and

(e) The date when all shares reserved under the Plan have been purchased.

26. Governmental Regulation/Compliance with Applicable Law/Separate Offering. The Company’s obligation to sell and deliver common shares of the Company under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares. In addition, the terms of an offering under this Plan, or the rights of an Employee under an offering, may be modified to the extent required by applicable law. Common shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

27. No Employment/Service Rights. Nothing in the Plan shall confer upon any Employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of the

Company (or any Subsidiary employing such person), or of any Employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

28. Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

29. Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

30. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

31. Section 423. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

32. Dates and Times. All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Mountain Time. Business days for purposes of the Plan are U.S. business days.

33. Masculine and Feminine, Singular and Plural. Whenever used in the Plan, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

34. Governing Law. The Plan shall be governed by the laws of the State of Arizona without regard to Arizona laws that might cause other law to govern under applicable principles of conflicts of law.

35. Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

36. Headings. The headings of Sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

37.  Interpretation.   The Company is a Maryland real estate investment trust taxable as a C-Corporation and for all Code purposes is treated as a Corporation. To more accurately reflect the ownership structure of the Company, ownership interest in the Company purchased under this Plan are referred to as a common share or a share, rather than as common stock or stock. Nonetheless, references to ‘stock’ have been utilized in sections of this Plan document where the term ‘stock’ is unique to a name or is a direct reference to a Code provision.

APPENDIX B: AMENDMENT TO COLONY STARWOOD HOMES EQUITY PLAN

FIRST AMENDMENT TO THE

COLONY STARWOOD HOMES EQUITY PLAN

WHEREAS, Colony Starwood Homes (formerly known as Starwood Waypoint Residential Trust) (the “Company”) maintains the Starwood Waypoint Residential Trust Equity Plan (the “Plan”);

WHEREAS, pursuant to Section 9(d) of the Plan, the Board of Trustees (the “Board”) of the Company may amend the Plan; and

WHEREAS, the Board finds it desirable and in the best interests of the Company and its shareholders to amend the Plan to: (i) increase the number of common shares (“Shares”) of the Company reserved for the grant of awards under the Plan from 2,932,697 Shares to 5,432,697  Shares; (ii) rename the Plan; (iii) update the Plan for the current name of the Company and the “Operating Partnership”; (iv) remove provisions in the Plan relating to SWAY Management LLC; and (v) clarify that an Award made under the Plan will not vest upon a Change of Control if otherwise provided in the applicable Award Agreement.

NOW THEREFORE, BE IT RESOLVED, that, effective as of May 15, 2017, the Plan hereby is amended as follows:

1.The title of the Plan hereby is amended in its entirety to be the “Colony Starwood Homes Equity Plan”.

2.The first sentence of Section 1 of the Plan hereby is amended by deleting the ~~stricken~~ text and adding the double underlined text so that such sentence reads in its entirety as follows:

“The purposes of the ~~Starwood Waypoint Residential Trust~~ 2014 Colony Starwood Homes Equity Plan (the “Plan”) are to afford an incentive to the trustees and officers, advisors and consultants of Colony Starwood Homes (the “Company”) who are in any case natural persons and providing services to the Company~~, including without limitation individuals who are employees of the Manager or one of its Affiliates who are providing services to the Company,~~ to continue as trustees, officers, advisors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business.”

3.Section 2(e) of the Plan hereby is amended by deleting the ~~stricken~~ text so that such section reads in its entirety as follows:

““Change of Control” means a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, in any case, within the meaning of Section 409A of the Code; provided, however, that ~~a transaction or series of transactions effected with the Manager and/or any Affiliate of the Manager,~~ a transaction or series of transactions through the acquisition of Shares or other Company securities (regardless of the form of such transaction or series of transactions), changes to the membership of the Board or otherwise, shall not constitute a Change of Control for purposes of the Plan or any Award.”

4.Section 2(h) of the Plan hereby is amended by deleting the ~~stricken~~ text and adding the double underlined text so that such section reads in its entirety as follows:

““Company” means ~~Starwood Waypoint Residential Trust~~ Colony Starwood Homes, a Maryland real estate investment trust, or any successor trust.”

5.	Section 2(l) of the Plan hereby is deleted in its entirety.

6.Section 2(m) of the Plan hereby is deleted in its entirety.

7.Section 2(n) of the Plan hereby is amended by deleting the ~~stricken~~ text and adding the double underlined text so that such section reads in its entirety as follows:

““Operating Partnership” means ~~Starwood Waypoint Residential~~ Colony Starwood Homes Partnership, L.P., a Delaware limited partnership.

8.The first sentence of Section 4 of the Plan hereby is amended by deleting the ~~stricken~~ text so that such sentence reads in its entirety as follows:

“Awards may be granted, in the discretion of the Board, to individuals who are, as of the date of grant, trustees or officers, advisors or consultants of the Company, who in any case are natural persons and providing services to the Company~~, including without limitation individuals who are employees of the Manager or one of its Affiliates~~.”

9.Subject to obtaining the approval of the Company’s shareholders, the first sentence of the first paragraph of Section 5 of the Plan hereby is amended by deleting the ~~stricken~~ text and adding the double underlined text so that such sentence reads in its entirety as follows:

“The maximum number of Shares and/or OP Units reserved for the grant of Awards under the Plan on or after ~~the Effective Date~~ May 15, 2017 shall be equal to ~~2,932,697~~ 5,432,697, ~~less any Shares and/or OP Units issued or subject to awards granted under the Company’s Manager Equity Plan on or after the Effective Date,~~ subject to adjustment as provided herein.”

10.Section 8 of the Plan hereby is amended by adding the double underlined text so that such section reads in its entirety as follows:

“In the event of a Change of Control, unless otherwise provided in an Award Agreement, any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved; provided, however, that for any Award subject to Section 409A of the Code, no payment may be made to the holder of such Award unless the transaction constituting a Change of Control also constitutes, within the meaning of Section 409A of the Code, a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company.”

11.Section 9(b) of the Plan hereby is amended by deleting the ~~stricken~~ text so that such section reads in its entirety as follows:

“No Right to Continued Service, Etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue as a trustee of, or continue to provide services to, the Company or any parent, subsidiary or Affiliate of the Company ~~or the Manager~~ or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s service.”

Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Plan.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  To withhold authority to vote for any  individual nominee(s), mark “For All  Except” and write the number(s) of the  nominee(s) on the line below.  0 0 0  0 0 0  0 0 0  0 0 0  0 0 0  0000327683_1 R1.0.1.15  For Withhold For All  All All Except  The Board of Trustees recommends you vote FOR  the following:  1. Election of Trustees  Nominees  01 Thomas J. Barrack, Jr. 02 Barry S. Sternlicht 03 Robert T. Best 04 Thomas M. Bowers 05 Richard D. Bronson  06 Justin T. Chang 07 Michael D. Fascitelli 08 Renee Lewis Glover 09 Jeffrey E. Kelter 10 Thomas W. Knapp  11 Richard B. Saltzman 12 John L. Steffens 13 J. Ronald Terwilliger 14 Frederick C. Tuomi  COLONY STARWOOD HOMES  8665 EAST HARTFORD DRIVE, SUITE 200  SCOTTSDALE, AZ 85255  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information up until 11:59 P.M. Eastern Time on Sunday, May 14, 2017. Have your  proxy card in hand when you access the web site and follow the instructions to  obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy cards  and annual reports electronically via e-mail or the Internet. To sign up for  electronic delivery, please follow the instructions above to vote using the Internet  and, when prompted, indicate that you agree to receive or access proxy materials  electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59  P.M. Eastern Time on Sunday, May 14, 2017. Have your proxy card in hand when  you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we  have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,  Edgewood, NY 11717.  The Board of Trustees recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain  2 The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public  accounting firm for the calendar year ending December 31, 2017;  3 The approval of the Colony Starwood Homes 2017 Employee Share Purchase Plan;  4 The approval of an amendment to the 2014 Colony Starwood Homes Equity Plan, which would increase the number of  common shares reserved for issuance thereunder by 2,500,000;  5 The approval, on an advisory basis, of a non-binding resolution to approve the Company's executive  compensation as disclosed in the accompanying proxy.  NOTE: The proxies will vote in their discretion on such other business as may properly come before the meeting or  any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as  attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must  sign. If a corporation or partnership, please sign in full corporate or  partnership name, by authorized officer.

0000327683_2 R1.0.1.15  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are  available at www.proxyvote.com  COLONY STARWOOD HOMES  Annual Meeting of Shareholders  May 15, 2017  This proxy is solicited by the Board of Trustees  The shareholder(s) hereby appoint(s) Frederick C. Tuomi and Ryan A. Berry, or either of them, as proxies, each  with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on  the reverse side of this ballot, all of the common shares of COLONY STARWOOD HOMES that the  shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 11:00 AM, MST on  May 15, 2017, at 8665 E Hartford Drive, Suite 200, Scottsdale, AZ 85255, and any adjournment or postponement  thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is  made, this proxy will be voted in accordance with the Board of Trustees' recommendations.  Continued and to be signed on reverse side